                        F A I R N E S S  O P I N I O N


                     Presentation to the Special Committee
                           of the Board of Directors







                            NPC INTERNATIONAL, INC.




                     Goldsmith, Agio, Helms & Lynner, LLC
                                Copyright 2001





                                    [LOGO]





                           GOLDSMITH - AGIO - HELMS
                          Private Investment banking

                        SCOPE OF PRIMARY DUE DILIGENCE
                   NPC INTERNATIONAL, INC. FAIRNESS OPINION


TABLE OF CONTENTS

I.     SCOPE OF PRIMARY DUE DILIGENCE....................................   1

II.    SUMMARY OF PROPOSED TRANSACTION...................................   2

III.   NPC INTERNATIONAL, INC. BUSINESS OVERVIEW.........................   3

IV.    INDUSTRY OVERVIEW.................................................  18

V.     VALUATION CONCLUSIONS.............................................  27

       APPENDICES........................................................  28

                        SCOPE OF PRIMARY DUE DILIGENCE
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


I. SCOPE OF PRIMARY DUE DILIGENCE

 .  Review of Publicly-Available and Non-Public Information on NPC International,
   Inc.
   Form 10-K
   Form 10-Q
   Recent Press Releases
   Stock Price and Volume History
   Historical Financial Information
   Internal Financial Statements
   Financial Projections Provided by Management
   Analyst Reports

 .  Review of Publicly-Available Information on Tricon Global Restaurants, Inc.
   Annual Report
   Form 10-K
   Form 10-Q
   Recent Press Releases
   Stock Price and Volume History
   Analyst Reports

 .  Discussions with Officers of NPC International, Inc.

 .  Discussions with Officers of Pizza Hut, Inc.

 .  Review of draft of Agreement and Plan of Merger

 .  Review of Publicly-Available Information on Selected Comparable Public
   Companies

 .  Review of Publicly-Available Information on Selected Comparable Merger and
   Acquisition Transactions

                                                         GOLDSMITH-AGIO-HELMS  1

                        SUMMARY OF PROPOSED TRANSACTION
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


II. SUMMARY OF PROPOSED TRANSACTION

 .   Upon the terms and subject to the conditions set forth in the Agreement and
    Plan of Merger (the "Merger Agreement"), Mergeco, Inc. (Mergeco") shall be merged with and into NPC International, Inc. (the "Company").

 .   As a result of the merger, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation.

 .   At the time of the merger, all of the shares of the Company common stock held by shareholders of the Company, other than the Bicknell family and its affiliates and any dissenting shareholders, will be cancelled and converted into the right to receive $11.55 in cash (the "Merger Consideration").

 .   At the time of the merger, each outstanding and unexercised option to purchase shares of Company common stock (collectively, the "Company Stock Options"), whether vested or unvested, to any optionee other than O. Gene Bicknell, (i) shall be amended, as set forth in the amendment to the Company option plan attached as an exhibit to the Merger Agreement, (ii) shall terminate and be cancelled (the "Cancelled Company Stock Options"), and
    (iii) each holder of a Cancelled Company Stock Option shall be entitled to receive, in consideration therefore and upon satisfaction of the condition to vesting of each applicable installment of the Cancelled Company Stock Option that would have taken place if such cancellation had not occurred ("Vested Installment"), a cash payment (which payment shall be made as soon as practicable after the vesting of the applicable Vested Installment) equal to the product of (a) the excess, if any, of the Merger Consideration over the per share exercise price of the Cancelled Company Stock Option, multiplied by (b) the aggregate number of shares of Company common stock then subject to the applicable Vested Installment. Such cash payment shall be increased by the amount of any unpaid accrued interest and shall be reduced by any required withholding taxes. Each outstanding and unexercised Company Stock Option issued to O. Gene Bicknell, whether vested or unvested, shall be cancelled.

                                                         GOLDSMITH-AGIO-HELMS  2

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


III. BUSINESS OVERVIEW


--------------------------------------------------------------------------------
A. General Overview of NPC International, Inc.

NPC International, Inc. and Subsidiaries ("NPC" or the "Company"), formerly National Pizza Company, is the successor to certain Pizza Hut operations commenced in 1962 by O. Gene Bicknell, the Chairman of the Board of the Company.

According to a February 12, 2001 press release issued by the Company, NPC is the world's largest Pizza Hut franchisee and currently operates 836 Pizza Hut restaurants and delivery kitchens in 27 states pursuant to franchise agreements with Pizza Hut, Inc. ("PHI"), a wholly-owned subsidiary of Tricon Global Restaurants, Inc. ("TRICON").

The Company is a Kansas corporation incorporated in 1974 under the name Southeast Pizza Huts, Inc. In 1984 the name of the Company was changed to National Pizza Company and was subsequently renamed NPC International, Inc. on July 12, 1994. Its principal office is located at 720 W. 20th Street, Pittsburg, Kansas. The Company's chief operating officer, chief financial officer, and select other administrative functions are located in Lenexa, Kansas.

--------------------------------------------------------------------------------
B. Overview of Pizza Hut System

The first Pizza Hut restaurant was opened in 1958 in Wichita, Kansas by the original founders of the Pizza Hut system. PHI, the franchisor of the Company, was formed in 1959.

In 1977 PHI was acquired by PepsiCo, Inc., which continued expanding the Pizza Hut system. In 1997 PepsiCo, Inc. completed its spin-off of its restaurant group, thereby creating TRICON. PHI is now a wholly-owned subsidiary of TRICON. The Pizza Hut system is the largest pizza chain in the world, both in sales and number of units. As of December 1999 the Pizza Hut system had approximately 8,084 domestic units and approximately 29 percent of the Pizza Hut units were operated by PHI.


Pizza Hut restaurants generally offer full table service and a menu featuring pizza, pasta, sandwiches, a salad bar, soft drinks and, in most restaurants, beer. Most dough products are made fresh at least twice per day and only 100 percent natural cheese products are used. All product ingredients are of a high quality and are prepared in accordance with proprietary formulas established by PHI. The restaurants offer pizza in three sizes with a variety of toppings. Customers may also choose among thin crust, traditional hand-tossed, stuffed-crust, and thick crust pan pizza. Additionally Pizza Hut serves the Big New Yorker Pizza, a 16 inch traditional crust pizza. With the exception of the Personal Pan Pizza and food served at the luncheon buffet, food products are prepared at the time of order.

                                                         GOLDSMITH-AGIO-HELMS  3

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


New product introduction is vital to the continued success of any restaurant system. Accordingly, PHI maintains a research and development department that develops new products and recipes, tests new procedures and equipment and approves suppliers for Pizza Hut products. All new products are developed by PHI and franchisees are prohibited from offering any other products in their restaurants unless approved by PHI.

Pizza Hut also delivers pizza products to their customers. Prior to 1985, most delivery was done out existing restaurants. In 1985, the system began to aggressively pursue home delivery through delivery/carryout kitchens. Customer orders are processed through a computerized customer service center ("CSC"), a "single unit solution" ("SUS") (a computer system similar to that operated in a CSC, but smaller in scale), or directly to the kitchen. A successful delivery operation typically has a higher return on invested capital than the dine-in restaurants, as the required capital investment is considerably lower.


--------------------------------------------------------------------------------
C. Overview of NPC's Operations

The Company is the largest Pizza Hut franchisee in the world. The franchise agreements, under which the Company operates, grant exclusive right to operate Pizza Hut restaurants in certain designated areas. States of operation are indicated in the following table based on unit count by state, as set forth in the Company's fiscal 2000 annual report.

                       COMPANY-OWNED PIZZA HUTS BY STATE
                                March 28, 2000

                               [GRAPHIC OMITTED]

                                                         GOLDSMITH-AGIO-HELMS  4

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


The Company provides delivery service utilizing a CSC operation in ten metropolitan markets: Springfield, Missouri; Montgomery and Birmingham, Alabama; Shreveport, Louisiana; Jackson and Long Beach, Mississippi; Little Rock, Arkansas; Tulsa, Oklahoma; Portland, Oregon and Memphis, Tennessee. Under the CSC system, all customers within the trade area place telephone orders through a single clearing number and the pizza is dispatched from the Company's delivery kitchen nearest the customer. Customers in other markets call the restaurant delivery kitchens directly.


1. Relationships with Pizza Hut, Inc.
------------------------------------
The Company's franchise agreements with PHI (the "Franchise Agreements") provide for, among other things, standards of operation and physical condition of the Company's restaurants, the provision of services, the geographical territories in which the Company has exclusive rights to open and operate Pizza Hut restaurants and delivery kitchens, the terms of the franchise and renewal options, the Company's development rights and obligations, and various provisions relating to the transfer of interests in the Company's franchise rights.

PHI determines standards of operation for all Pizza Hut restaurants, including standards of quality, cleanliness, and service. Further, the Franchise Agreements allow the franchisor to set specifications for all furnishings, interior and exterior decor, supplies, fixtures, and equipment. PHI also has the right to determine and change the menu items offered by, and to inspect all restaurants of, its franchisees, including the Company. All such standards may be revised from time to time. Upon the failure to comply with such standards, PHI has various rights, including the right to terminate the applicable Franchise Agreements, redefine the franchise territory or terminate the Company's rights to establish additional restaurants in that franchise territory. The Franchise Agreements may also be terminated upon the occurrence of certain events, such as the insolvency or bankruptcy of the Company or the commission by the Company or any of its officers, directors, or principal stockholders (other than its public stockholders) of a felony or other crime that, in the sole judgment of PHI, is reasonably likely to adversely affect the Pizza Hut system, its trademark, the goodwill associated therewith, or PHI's interest therein. At no time during the Company's history has PHI sought to terminate any of the Company's Franchise Agreements, redefine its franchise territories, or otherwise limit the Company's franchise rights. The Company believes it is in compliance with all material provisions of the Franchise Agreements.

Under the Franchise Agreements, extensive structural changes, major remodeling and renovation, and substantial modifications to the Company's restaurants necessary to conform to the then-current Pizza Hut system image may be required by PHI, but not more often than once every seven years. PHI may also request the Company to introduce new food products that could require remodeling or equipment changes. PHI can require changes of decor or products only after it has tested such changes in at least five percent of Pizza Hut system restaurants.

                                                         GOLDSMITH-AGIO-HELMS  5

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


PHI is required to provide certain continuing services to the Company, including training programs, the furnishing of operations manuals, and assistance in evaluating and selecting locations for restaurants.

In early 1990 PHI offered franchisees the opportunity to sign a new 20-year franchise agreement (the "1990 Franchise Agreement"). The 1990 Franchise Agreement required franchise fees of four percent of sales, as defined, for all restaurants and delivery kitchens and increases in certain advertising contributions. The 1990 Franchise Agreement also sought to redefine certain rights and obligations of the franchisee and franchisor. The 1990 Franchise Agreement did not alter the franchisee's territorial rights and maintained, subject to some minor limitations, the exclusivity of the Pizza Hut brand within the geographical limits of the territory defined by each franchise agreement. On June 7, 1994 the Company conformed its existing Franchise Agreements to the 1990 Franchise Agreement.


The 1990 Franchise Agreement grants to the Company the exclusive right to develop and operate restaurants within designated geographic areas through February 28, 2010. The Company has the option to renew each Franchise Agreement prior to its expiration for a single renewal term of 15 years by entering into the then-current form of the PHI franchise agreement, including the then-current fee schedules, provided the Company is not then in default of its obligations under that Franchise Agreement, including the development schedule, and has complied with the requirements thereof throughout the term of the agreement.


The Franchise Agreements under which the Company operates require the payment of monthly fees to PHI. Under the 1990 Franchise Agreement (as it applies to the Company), the Company's royalty payments for all units owned increased to four percent of gross sales in July 1996 from the Company's prior effective rate of approximately 2.25 percent. This rate reflects the royalty rate that was proposed by PHI to Pizza Hut franchisees as part of the 1990 Franchise Agreement and is lower than the rate under PHI's current franchise agreement.


Franchise agreements covering units acquired from PHI operate under the new franchise agreement ("Location Franchise Agreement"), which has a 20-year term from the date of the acquisition. The Locations Franchise Agreement, as amended, is similar to the 1990 Franchise Agreement for all acquisitions completed prior to fiscal 1999.


The Location Franchise Agreement, as amended, for the 99 units acquired in fiscal 1999 and the 70 units acquired in fiscal 2000, requires fees of 6.5 percent of gross sales, as defined. The Location Franchise Agreement has a 500-yard radius protection for each restaurant operated under the agreement and does not contain exclusive territorial rights as are available in the Company's other Franchise Agreements.


The Company has the option to renew each of the above Franchise Agreements prior to their expiration for single renewal terms of not less than 15 years by entering into the then-current agreements and fee schedules, provided the Company is not then in default of its obligations under the Franchise Agreements, including the development schedules, if any, and has complied with the requirements thereof throughout the terms of the agreements.

                                                         GOLDSMITH-AGIO-HELMS  6

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


The Company can obtain a new 20-year franchise agreement ("1998 Location Franchise Agreement") with a fee requirement of four percent of gross sales, as defined, upon completing a qualified rebuild or remodel of a dine-in restaurant. This agreement provides a one-mile radius protection for personal pan pizzas and a larger variable radius protection for dinner size pizzas based upon the surrounding population. This agreement can be renewed for a term of not less than 15 years without any renewal fee and continuing fees of four percent of gross sales, as defined, if the Company is not in default under the agreement and the Company has made an approved investment, as defined, in the location. Excluding the reduced fee requirement, a different radius protection, and renewal provisions, the 1998 Location Franchise Agreement, as amended, is similar to the Location Franchise Agreement governing the aforementioned 99-unit and 70-unit acquisitions.

Pizza Huts acquired from other franchisees will continue to be subject to the terms and conditions of the respective Franchise Agreement covering the acquired unit(s).

For the fiscal years ended March 28, 2000, March 30, 1999 and March 31, 1998 the Company incurred total franchise fees of approximately $20,420,000, $15,476,000 and $14,586,000, respectively. The Franchise Agreements require the Company to pay initial franchise fees to PHI in amounts of up to $25,000 for each new restaurant opened. The Company is required to contribute or expend a certain percentage of its sales for local and national advertising and promotion.

Failure to develop a franchise territory as required would give PHI the right to operate or franchise Pizza Hut restaurants in that territory. Such failure would not affect the Company's rights with respect to the Pizza Hut restaurants then in operation or under development by the Company in any such territory. As of March 28, 2000 the Company had no commitments for future development under any franchise agreement.

The Franchise Agreements prohibit the transfer or assignment of any interest in the franchise rights granted thereunder or in the Company without the prior written consent of PHI, which consent may not be unreasonably withheld if certain conditions are met. All franchise agreements also give PHI a right of first refusal to purchase any interest in the franchise rights or in the Company if a proposed transfer by the Company, or a controlling person, would result in a change of control of the Company. PHI also has a right of first refusal with respect to any Pizza Hut franchise right proposed to be acquired by the Company from any other Pizza Hut franchisee. The right of first refusal, if exercised, would allow PHI to purchase the interest proposed to be transferred upon the same terms and conditions and for the same price as offered by the proposed transferee.


Pursuant to an amendment to the Franchise Agreements Mr. Bicknell is required to maintain ownership of at least 20 percent of the Company's common stock.

                                                         GOLDSMITH-AGIO-HELMS  7

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


2. New Unit Development and Acquisitions
----------------------------------------
The Company has the right to develop additional Pizza Hut restaurants and delivery kitchens in its exclusive franchise territories. However, since becoming a public company, expansion by acquisition has been one of the Company's primary methods of growth. Between 1990 and 1993, PHI exercised its right of first refusal as described above on all proposed transactions between the Company and other Pizza Hut franchisees; as a result the Company acquired no units during this period. Between March, 1994 (when the Company announced its intention to sign a new Franchise Agreement) and December, 2000 the Company acquired a total of 588 Pizza Hut units including 434 from PHI. Effective in 1995, PHI changed its strategy to embrace refranchising and TRICON has stated its goal of selling down to approximately 20 percent to 25 percent of the Pizza Hut system.

PHI nevertheless retains the right of first refusal on any proposed acquisition in the future and the Company cannot be assured it will continue to receive such permission on proposed future acquisitions, if any.

3. Restaurant and Corporate Properties
--------------------------------------
Pizza Hut restaurants historically have been built according to identification specifications established by PHI relating to exterior style and interior decor. Variation from such specifications is permitted only upon request and if required by local regulations or to take advantage of specific opportunities in a market area.

The distinctive Pizza Hut red roof is the identifying feature of Pizza Hut restaurants throughout the world. Pizza Hut restaurants are generally freestanding, one-story buildings, with wood, brick, or stucco exteriors and are substantially uniform in design and appearance. A new unit type, referred to as a main path, has no red roof and has a stucco exterior. This new format is targeted for metro markets and has a quick-service platform. Property sites range from 25,000 to 45,000 square feet and accommodate parking for 30 to 70 cars. Typically, Pizza Hut restaurants contain from 1,800 to 3,600 square feet including a kitchen area and have seating capacity for 70 to 125 persons.

The cost of land, building, and equipment for a typical Pizza Hut restaurant varies with location, size, construction costs and other factors. The Company currently estimates that the average cost to construct and equip a new restaurant in its existing franchise territories is approximately $650,000 to $800,000, or $800,000 to $1,300,000 including the cost of land acquisition. The Company anticipates that the capital investment necessary for each delivery-only kitchen is approximately $100,000 in equipment and $150,000 in leasehold improvements. The cost of a CSC is approximately $150,000 in equipment and improvements.

The Company continually renovates and upgrades its existing restaurants. Such improvements generally include new interior and exterior decor and installation of more modern equipment.

                                                         GOLDSMITH-AGIO-HELMS  8

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


The 782 Pizza Hut restaurants and delivery units operated by the Company at March 28, 2000 are owned or leased as follows:

       Leased from unrelated third parties               584
       Land and building owned by the Company            145
       Building owned by the Company and land leased      53

The amount of rent paid to unrelated persons is determined on a flat rate basis or as a percentage of sales or as a combination of both. Generally the percentage rate is approximately five to six percent where both land and buildings are leased. Approximately 447 leases have initial terms that will expire within the next five years. Nearly all of these leases contain provisions allowing for the extension of the lease term. Some leases contain provisions requiring cost of living adjustments.

The Company leases parking lot space for one Pizza Hut unit from an officer of the Company. The rent is paid monthly at a flat rate.

The Company owns its principal office in Pittsburg, Kansas, which contains approximately 46,000 square feet of commercial office space. Currently the Company leases from third parties office space for its regional offices in Birmingham, AL, Vestavia, AL, Little Rock, AR, Evansville, IN, Lenexa, KS, Shreveport, LA, Brandon, MS, Springfield, MO, Winston-Salem, NC, Portland, OR, Sioux Falls, SD, and Memphis,TN.

4. Advertising and Promotion
----------------------------
The Company is required under its Franchise Agreements to be a member of the International Pizza Hut Franchise Holders Association, Inc. ("IPHFHA"), an independent association of substantially all PHI franchisees. IPHFHA requires its members to pay dues, which are spent primarily for national advertising and promotion. Dues are two percent of restaurant net sales and net delivery sales. Dues may be increased up to a maximum of three percent by the affirmative vote of 51 percent of the members. A joint advertising committee, consisting of two representatives each from PHI and IPHFHA, directs the national advertising campaign. PHI is not a member of IPHFHA but has agreed to make contributions with respect to those restaurants it owns on a per-restaurant basis to the joint advertising committee at the same rate as its franchisees (less IPHFHA overhead).

The Franchise Agreements also require the Company to participate in cooperative advertising associations designated by PHI on the basis of certain marketing areas defined by PHI. Each Pizza Hut restaurant, including restaurants operated by PHI, contributes to such cooperative advertising associations two percent of gross sales. Certain of the Company's Franchise Agreements provide that the amount of the required contribution may be increased at the sole discretion of PHI. The cooperative advertising associations are required to use their funds to purchase only broadcast media advertising within their designated marketing areas. All advertisements must be approved in writing by PHI, except with respect to product or menu item prices.

                                                         GOLDSMITH-AGIO-HELMS  9

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION

5. Supplies and Equipment
-------------------------
The Franchise Agreements require the Company to purchase all equipment, supplies, and other products and materials required in the operation of its restaurants and delivery kitchens from suppliers who have been approved by PHI. Purchasing is substantially provided by the Unified Foodservice Purchasing Cooperative to all members who consist of Taco Bell, KFC, and Pizza Hut franchisees and the restaurants operated by TRICON. Prior to the PepsiCo, Inc. spin-off of its restaurant division, substantially all distribution services were provided by PepsiCo Food Systems, Inc., which was a wholly-owned subsidiary of PepsiCo, Inc.

6. Distribution
---------------
The Company entered into a two-year exclusive food and supplies distribution agreement with AmeriServe Food Distribution, Inc. ("AmeriServe") effective November 1, 1998. The initial term of the agreement expired December 31, 2000 and provided two automatic renewal options for two years, each at market rates, not to exceed current rates. The terms of the contract provided incentives for using more efficient distribution practices and resulted in a reduction in the distribution costs incurred by the Company. AmeriServe acquired PepsiCo Food Systems ("PFS") in July 1997 and provided substantially all of the distribution services to the Company through its PFS relationship following the acquisition.

On January 31, 2000 AmeriServe filed for protection under Chapter 11 of the U.S. Bankruptcy Code. AmeriServe advised its customers that it intended to prepare and file with the Bankruptcy Court a plan of reorganization. TRICON and another major AmeriServe customer agreed to provide a $150 million interim "debtor in possession" revolving credit facility to AmeriServe.

McLane Company, Inc.("McLane"), a Wal-Mart Stores, Inc. subsidiary, completed the purchase of AmeriServe Food Distribution, Inc.'s U.S. distribution business on November 30, 2000. As a result of this transaction, McLane assumed distribution to domestic restaurants in the TRICON system, which were previously serviced by AmeriServe. This transaction is expected to increase the Company's distribution costs by five percent effective January 1, 2001. This cost increase translates into an increase in the Company's cost of sales of approximately 10 basis points.

7. Supervision and Control
--------------------------
Pizza Hut restaurants are open seven days a week and serve both lunch and dinner. Each of the restaurants has a manager, and in most units an assistant manager, who are responsible for daily operations of the restaurant, including food preparation, quality control, service, maintenance, personnel, and record keeping. All of the restaurant managers have completed a comprehensive management training program. Each area general manager is responsible for approximately four to 12 restaurants. Detailed operations manuals reflecting current operations and control procedures are provided to each restaurant and district manager as well as others in the organization.

                                                        GOLDSMITH-AGIO-HELMS  10

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


Currently, the Company's Pizza Huts operate in 11 regions ranging from 40 to 90 stores per region. Each region is supervised by a regional manager. Oversight of the 11 regions is provided by three divisional vice presidents who are supported by administrative, marketing, construction and human resource staff.

A point-of-sale ("POS") cash register system is installed in all Company-operated restaurants. This POS system provides effective communication between the kitchen and the server, allowing employees to serve customers in a quick and consistent manner while still maintaining a high level of control. It feeds data to the back office system that provides support for inventory, payroll, accounts payable, and cash management. The back office system also provides management reporting and a communications interface to the corporate systems.

Accounting is centralized in Pittsburg, Kansas. Additional financial and management controls are maintained at the individual restaurants where inventory, labor, and food data are recorded to monitor food usage, food waste, labor costs, and other controllable costs.

8. Competition
--------------
The restaurant business is highly competitive with respect to price, service, location, food quality, and presentation, and is affected by changes in taste and eating habits of the public, local and national economic conditions, and population and traffic patterns. The Company competes with a variety of restaurants offering moderately priced food to the public, including other pizza restaurants. The Company also competes with locally-owned restaurants that offer similar pizza, pasta, and sandwich products. The Company believes other companies can easily enter its market segment, which could result in the market becoming saturated, thereby adversely affecting the Company's revenues and profits. There is also active competition for competent employees and for the type of commercial real estate sites suitable for the Company's restaurants.

9. Employees
------------
At March 28, 2000 the Company's Pizza Hut operations had approximately 15,200 employees, including 218 headquarters and staff personnel, three divisional operational vice presidents, 11 regional managers, 101 area general managers, 1,410 restaurant management employing, and approximately 13,500 restaurant employees (of whom approximately 72% are part-time). The Company experiences a high rate of turnover of its part-time employees, which it believes to be normal in the restaurant industry. The Company is not a party to any collective bargaining agreements and believes its employee relations to be satisfactory. The maintenance and expansion of the Company's restaurant business is dependent on attracting and training competent employees. The Company believes that the restaurant manager plays a significant role in the success of its business. Accordingly, the Company has established bonus plans pursuant to which certain of its supervisory employees may earn cash bonuses based upon both the sales and profits of their restaurants.

                                                        GOLDSMITH-AGIO-HELMS  11

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


The executive officers of the Company are elected by the Board of Directors and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. The executive officers of the Company and their current positions as of March 28, 2000 are as follows:


                  ----------------------------------------------------------------------------------------------
                    Name                                     Position
                  ----------------------------------------------------------------------------------------------
                  O. Gene Bicknell         Chairman of the Board, Chief Executive Officer, and Director
                  ----------------------------------------------------------------------------------------------
                  James K. Schwartz        President, Chief Operating Officer, and Director
                  ----------------------------------------------------------------------------------------------
                  Troy D. Cook             Sr. Vice President, Chief Financial Officer, Treasurer, and Secretary
                  ----------------------------------------------------------------------------------------------
                  D. Blayne Vaughn         Vice President Pizza Hut Operations, Western Division
                  ----------------------------------------------------------------------------------------------
                  L. Bruce Sharp           Vice President Pizza Hut Operations, Southern Division
                  ----------------------------------------------------------------------------------------------
                  Robert R. Greene         Vice President Pizza Hut Operations, Eastern Division
                  ----------------------------------------------------------------------------------------------
                  Frank S. Covvey          Vice President Information Systems
                  ----------------------------------------------------------------------------------------------
                  Linda K. Lierz           Vice President Marketing
                  ----------------------------------------------------------------------------------------------
                  Lavonne K. Walbert       Vice President Human Resources
                  ----------------------------------------------------------------------------------------------

10. Trade Names, Trademarks, and Service Marks
----------------------------------------------
The trade name "Pizza Hut" and all other trademarks, service marks, symbols, slogans, emblems, logos, and designs used in the Pizza Hut system are owned by PHI. All of the foregoing are of material importance to the Company's business and are licensed to the Company under its Franchise Agreements for use with respect to the operation and promotion of the Company's restaurants.

                                                        GOLDSMITH-AGIO-HELMS  12

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNES OPINION


--------------------------------------------------------------------------------
D. Cautionary Business Factors

In order to take advantage of the safe harbor provisions for forward-looking statements adopted by the Private Securities Litigation Reform Act of 1995, the Company identifies important risks, uncertainties, and other factors that could affect the Company's actual results of operations, financial condition, or business and could cause the Company's actual results of operations, financial condition, or business to differ materially from its historical results of operations, financial condition, or business or the results of operation, financial condition, or business contemplated by forward-looking statements made orally or in writing, by, or on behalf of, the Company. The Company has stated that its business involves such risks, uncertainties and other factors that could cause or contribute to such differences including, but not limited to, those described below.

1. Consumer Demand and Market Acceptance
----------------------------------------
Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, demographic considerations and the type, number and location of competing restaurants may adversely affect the performance of individual restaurants. Multi-unit food service chains such as the Company's can also be materially and adversely affected by negative publicity resulting from food quality, illness, injury and other health concerns or operating issues stemming from one restaurant or a limited number of restaurants, including restaurants operated by the franchisor or another franchisee.

2. Effectiveness of Franchisor Advertising Programs and the Overall Success of
------------------------------------------------------------------------------
the Franchisor
--------------
The success of the Company is substantially dependent upon the effectiveness of PHI's advertising programs and development of new and successful products and the overall success of Pizza Hut.

3. Training and Retention of Skilled Management and Other Restaurant Personnel
------------------------------------------------------------------------------
The Company's success depends substantially upon its ability to recruit, train and retain skilled management and other restaurant personnel. There can be no assurance that labor shortages, economic conditions or other factors will not adversely affect the ability of the Company to satisfy its requirements in this area.

4. Ability to Locate and Secure Acceptable Restaurant Sites
-----------------------------------------------------------
The success of restaurants is significantly influenced by location. There can be no assurance that current locations will continue to be attractive, or additional locations can be located and secured, as demographic patterns change. It is possible that the current locations or economic conditions where restaurants are located could decline in the future, resulting in potentially reduced sales in those locations. There is also no assurance that further sites will produce the same results as past sites.

                                                        GOLDSMITH-AGIO-HELMS  13

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


5. Competition
--------------
The Company's future performance will be subject to a number of factors that affect the restaurant industry generally, including competition. The restaurant business is highly competitive and the competition can be expected to increase. Price, restaurant location, food quality, quality and speed of service and attractiveness of facilities are important aspects of competition as are the effectiveness of marketing and advertising programs. The competitive environment is also often affected by factors beyond the Company's or a particular restaurant's control. The Company's restaurants compete with a wide variety of restaurants ranging from national and regional restaurant chains (some of which have substantially greater financial resources than the Company) to locally-owned restaurants. There is also active competition for advantageous commercial real estate sites suitable for restaurants.

6. Distribution
---------------
The Company's restaurants are dependent on frequent replenishment of the food ingredients and paper supplies. Significant interruptions in distribution services or the lack of distribution services could have a material adverse impact on the Company's results of operations, cash flows or financial position.

7. Unforeseeable Events and Conditions
--------------------------------------
Unforeseeable events and conditions, many of which are outside the control of the Company, can impact consumer patterns in the restaurant industry. These events include weather patterns, severe storms and power outages, natural disasters and other acts of God. There can be no assurance that the Company's operations will not be adversely affected by such events in the future.

8. Commodities Costs, Labor Shortages and Costs, and other Risks
----------------------------------------------------------------
Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality and cost of ingredients. Specifically, certain ingredients such as cheese constitute a large percentage of the total cost of the Company's food products. Unforeseeable increases in the cost of these specific ingredients could significantly increase the Company's cost of sales and correspondingly decrease the Company's operating income. In addition, unfavorable trends or developments concerning factors such as inflation, increased food, labor and employee benefit costs (including increases in hourly wage and minimum unemployment tax rates), regional weather conditions, interest rates and the availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's results of operations and financial condition in particular.

9. Seasonality
--------------
The Company's Pizza Hut operations have not experienced significant seasonality in its sales; however, sales are largely driven through advertising and promotion and are adversely impacted in economic times that generally negatively impact consumer discretionary income such as back-to-school and holiday seasons.

                                                        GOLDSMITH-AGIO-HELMS  14

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


10. Government Regulation
-------------------------
All of the Company's operations are subject to various federal, state and local laws that affect its business, including laws and regulations relating to health, sanitation, alcoholic beverage control and safety standards. To date, federal and state environmental regulations have not had a material effect on the Company's operations, but more stringent and varied requirements of local governmental bodies with respect to zoning, building codes, land use and environmental factors have in the past increased and can be expected in the future to increase the cost of and the time required for opening new restaurants. Difficulties or failures in obtaining required licenses or approvals could delay or prohibit the opening of new restaurants. In some instances the Company may have to obtain zoning variances and land use permits for its new restaurants. The Company believes it is operating in material compliance with all laws and regulations governing its operations.

The Company is also subject to the Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions. A majority of the Company's food service personnel are paid at rates related to the minimum wage and other employment laws and regulations; accordingly, increases in the minimum wage result in higher labor costs.

Legislation mandating health coverage for all employees, if passed, will increase benefit costs since most hourly restaurant employees are not currently covered under Company plans. The Company cannot always effect immediate price increases to offset higher costs and no assurance can be given that the Company will be able to do so in the future.


11. Legal Proceedings
---------------------
The Company and its subsidiaries are engaged in ordinary and routine litigation incidental to its business, but management does not anticipate that any amounts which it may be required to pay by reason thereof, net of insurance reimbursements, will have a materially adverse effect on the Company's financial position.

                                                        GOLDSMITH-AGIO-HELMS  15

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
E. Non-Core Operating Activities and Assets

Effective March 25, 1996 the Company sold the stock of the wholly-owned subsidiary Skipper's, Inc. ("Skipper's"), a quick service seafood chain, to a Seattle investment group. In conjunction with the sale of Skipper's, the Company retained 19 fee simple properties that had previously been operated by Skipper's and had been closed prior to the sale. Through March 28, 2000 the Company sold 17 fee simple properties leaving two properties for sale or lease. At March 28, 2000 both fee simple properties were unoccupied.

In addition to the properties held for sale, the Company retained obligations related to 39 properties under operating leases that had previously been operated as Skipper's restaurants. Through March 28, 2000 the Company had bought out of 12 leases and seven leases had expired. At March 28, 2000 the Company remained obligated for 20 properties under operating leases, all of which have been subleased. These 20 leases have an average life of eight years with the longest lease extending approximately 25 years. The Company continues to pursue alternative methods of extinguishing these commitments under favorable economic terms.

On June 8, 1993 the Company completed the acquisition of Romacorp, Inc. ("Romacorp") (formerly NRH Corporation). Romacorp is the operator and franchisor of Tony Roma's Famous For Ribs restaurants. Effective June 30, 1998 the Company completed the recapitalization of Romacorp. Romacorp redeemed stock held by the Company so that the Company held a minority interest in Romacorp. Following the transaction, Romacorp changed its name to Roma Restaurant Holdings, Inc. ("RRH").

In conjunction with the Company's asset re-imaging strategy for its Pizza Hut locations, the Company has closed six fee simple properties. Through March 28, 2000 the Company had sold three fee simple properties leaving three properties for sale or lease at March 28, 2000. At March 28, 2000 these fee simple properties were unoccupied.

During fiscal 2000 the Company bought out of 17 leases and 29 leases expired. At March 28, 2000 the Company was still obligated for 17 properties under operating leases, five of which had been subleased. The Company continues to market the properties to other potential subtenants while also pursuing alternative methods of extinguishing these commitments under favorable economic terms.

                                                        GOLDSMITH-AGIO-HELMS  16

                               BUSINESS OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
F. Financial Summary

The Company's historical statements of income, balance sheets, and statements of cash flows for the five most recent fiscal year ends and for the thirty-nine week periods ending 26 December 2000 and 28 December 1999 are included in the appendices under Tab A.


--------------------------------------------------------------------------------
G. Stock Price

The Company's common shares are traded on the NASDAQ Stock Market under the symbol "NPCI." Graphs illustrating the Company's daily closing sale prices for the preceding one-year and three-year periods, beginning with 6 April 2001, are included in the appendices under Tab E. In addition,Tab E includes graphs of the Company's daily closing stock prices compared with the S&P 500 index for the two above mentioned periods.

                                                        GOLDSMITH-AGIO-HELMS  17

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


IV. INDUSTRY OVERVIEW


--------------------------------------------------------------------------------
A. The Restaurant Business is a Large Industry Exhibiting Strong and Consistent Growth

1. The U.S. Restaurant Industry Generates Sales of Over $1 Billion Daily
------------------------------------------------------------------------
The U.S. restaurant industry is strong to growing. The year 2000 marked the ninth consecutive year of real sales growth for the industry, as U.S. restaurants generated sales of approximately $376 billion - a five percent increase over 1999 levels. In 2001, the U.S. restaurant industry is expected to generate a record $399 billion in sales according to the National Restaurant Association.

              RESTAURANT INDUSTRY FOOD AND DRINK SALES 1997-2001E

                                 (in billions)
                                  -----------

                            1997             $322.8
                            1998             $339.8
                            1999             $358.3
                            2000             $379.3
                            2001E            $399.0

                                        Source: National Restaurant Association

Behind this recent boom lie high levels of consumer confidence associated with rising incomes as well as favorable demographics, making the restaurant business an integral part of the American lifestyle and a significant piece of the nation's economy. The industry employs 11 million people, or 10 percent of the workforce, making it the country's largest non-government employer. It represents four percent of gross domestic product ("GDP"), and captures 45 percent of America's food dollar.

In the restaurant industry, population demographics serve as a blueprint for the future, and current demographic and lifestyle trends support a strong outlook for continuing sales growth in the restaurant industry. The population between the ages of 45 and 64 represents the fastest growing age group and is expected to rise by 19 million people by 2009. Enjoying the largest amount of disposable income, this age group historically spends the most on food away from home.

                                                        GOLDSMITH-AGIO-HELMS  18

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


         PERCENT DISTRIBUTION OF THE POPULATION BY AGE GROUP 1990-2010

                                    [GRAPH]

                                                      Source: U.S. Census Bureau

Another key industry driver is working women. More women are participating in the labor force now than ever before. This development has fueled economic growth, increased average household income, and caused households to cook at home less and to eat out more. In 2000, the percentage of women working outside the home was about 64 percent compared to 51 percent in 1981. Analysts predict that this growth will continue modestly in the next few years. This trend has been very beneficial to the restaurant industry, as consumer demand for food prepared away from home has increased.

         CIVILIAN LABOR FORCE PARTICIPATION RATE AMONG WOMEN 1950-1998

                      (percentage of women ages 16-older)
                       ---------------------------------

                               1950        33.9%
                               1960        37.7%
                               1970        43.3%
                               1980        51.5%
                               1990        57.7%
                               1998        59.8%

                        Source: Monthly Labor Review, Bureau of Labor Statistics

As new generations of Americans enjoy greater exposure to restaurants and as restaurants continue to improve the quality, convenience, value, and entertainment dimension of their products and services, the industry is building a solid foundation for future growth and an even larger place in the lives of consumers. As the

                                                        GOLDSMITH-AGIO-HELMS  19

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


number of restaurants in the U.S. rises to an estimated one million by 2010, industry sales are projected to reach $577 billion, a compound annual growth rate of well over four percent. Furthermore, consumer spending on food prepared away from home is projected to account for more than 53 percent of the consumer's food dollar. This trend, which is graphically depicted in the chart below, reflects the expected continuing change in consumer lifestyles.

       FOOD-AWAY-FROM-HOME AS A PERCENTAGE OF TOTAL FOOD AND DRINK SALES

                                     1955
                                  [PIE CHART]

                                     1972
                                  [PIE CHART]

                                     1999
                                  [PIE CHART]

                                     2010
                                  [PIE CHART]

                                       [_] Food at Home
                                       [_] Food Away From Home

                                                     us Industry Analyst Reports


2. Operating Efficiency and Profitability Continue to Improve
-------------------------------------------------------------
Industry participants have continued to make improvements in operating efficiency. Much of the efficiency improvement has resulted from operators' increased reliance on technology to streamline food procurement, simplify order taking, and allow customers alternative means of making reservations. Inflation in major operating costs, in particular labor and commodity costs, remains moderate.

                                                        GOLDSMITH-AGIO-HELMS  20

                              INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


3. Labor Remains the Most Important Issue Facing Restaurant Operators Today
---------------------------------------------------------------------------
While the strong economy in recent years has spurred growth in restaurant sales, the resulting tight labor market has become one of the industry's biggest challenges. As the national unemployment rate fell to 4.0 percent in 2000--its lowest level in three decades--recruitment and retention of employees became an increasingly difficult aspect of restaurant operation. Restaurant operators endure a level of turnover that would cripple many other industries. Hourly worker turnover can be between 150 percent and 250 percent annually. It appears that these labor market conditions are likely to continue in the near term. In 2001, 21 states are projected to have unemployment rates below 4.0 percent. Some measure of long-term help is on the way, however, thanks to changing demographics. The core of the industry labor pool is workers who depend on hourly work--especially the population of 16- to 24-year-olds who represent one half of restaurant workers. After contracting for several years in the early 1990s, this important demographic group began to grow again in the mid 1990s and is projected to continue to grow through 2010. This trend should provide much needed labor capacity to the restaurant industry.

                U.S. POPULATION AGED 16 TO 24 YEARS 1991-2005P

                             [GRAPH APPEARS HERE]

                         1991                31.1
                         1993                32.7
                         1995                32.4
                         1997                32.7
                         1999                34.0
                         2001P               35.0
                         2003P               36.0
                         2005P               36.8

                                                              U.S. Census Bureau


4. The Restaurant Industry Remains Highly Fragmented
----------------------------------------------------
While the restaurant industry has grown steadily and consistently, it remains a fragmented industry dominated by small independent operators. As the chart below illustrates, the top 100 restaurant chains represent about one third of total industry units and about one-half of industry sales.

                                                         GOLDSMITH-AGIO-HELMS 21

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


          1999 U.S. RESTAURANT INDUSTRY UNIT AND SALES MARKET SHARES

                             [CHART APPEARS HERE]

                                    Top 100
                                    Chains

                                  Second 100
                                    Chains
                  34.1%

                   4.4%             Smaller
                                  Chains and          50.7%
                  61.5%          Independents
                                                       5.2%

                                                      44.1%

                 Units                                Sales

                                                              Source: Technomic

              1999 U.S. RESTAURANT INDUSTRY SALES MARKET SHARES:
                              TOP TEN CHAINS ONLY

  -----------------------------------------------------------------------
                                                Dollars
    Company                                  (in millions)  Percentage
  -----------------------------------------------------------------------
    McDonald's Corp.                             $19.2        29.0%
    Tricon Global Restaurants, Inc.               14.5        21.9%
    Diageo PLC                                     8.7        18.2%
    Wendy's International, Inc.                    5.4         8.2%
    Darden Restaurants, Inc.                       3.5         5.3%
    Doctor's Associates, Inc.                      3.2         4.8%
    CKE Restaurants, Inc.                          3.1         4.7%
    International Dairy Queen, Inc.                2.9         4.4%
    Allied Domecq                                  2.9         4.3%
    Domino's, Inc.                                $2.7         4.0%
  -----------------------------------------------------------------------

5. Restaurant Industry Outlook
------------------------------
The projected growth in disposable personal income is the highlight of the economic outlook for the restaurant industry. After growing 3.1 percent in 2000, real disposable personal income is expected to grow by 3.8 percent in 2001. Restaurant operators appear optimistic about how this will affect their business.


According to the National Restaurant Association 2000 Operator's Survey, more than 75 percent of operators of tableservice establishments with an average check of $25 or more and two thirds of quickservice restaurant operators indicated that business should be better in 2001 than in 2000.


However, economic forecasts also suggest that the overall economy will experience more moderate economic growth. Real GDP increased 5.2 percent in 2000 but is expected to increase 3.5 percent in 2001, according to a forecast by the National Restaurant Association. Slower growth in consumer spending is expected to accompany this economic slowdown. While real personal consumption expenditures are expected to grow at 3.3 percent in 2001, this is markedly slower than the 5.2 percent increase in 2000.

                                                         GOLDSMITH-AGIO-HELMS 22

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
B. Quickservice Restaurant Segment

1. The Quickservice Segment Continues to Grow as Consumers Demand Convenience
-----------------------------------------------------------------------------
Sales at quickservice restaurants (QSRs) are expected to exceed $111.9 billion in 2001, representing a 4.4 percent increase over 2000 levels. In inflation-adjusted figures, sales are projected to increase at a rate of 1.8 percent in 2001, down slightly from the 2.1 percent gain in 2000. Reasons for this projected slowdown in real sales growth include lower expectations for the growth rate in the overall economy as well as slower unit growth within the quickservice segment.


The QSR marketplace is currently characterized by a considerable level of consolidation activity as various concepts are being acquired by larger companies or investment groups that are intent on refining existing strategies and/or realizing economies of scale. Several large chains have embarked on re-franchising programs, whereby company-owned stores are sold to franchisees in order to allow the franchisor to focus on marketing, research, and development, as opposed to operations. Lastly, a continuing trend towards co-branding and multi-concept branding in the same unit is contributing to a slowdown in QSR unit growth.


As the number of employed American consumers continues to increase, the amount of time left to prepare meals at home continues to fall. According to the National Restaurant Association's 2000 Consumer Survey:


   . Thirty-nine percent of adults reported that they are cooking fewer meals at home than they were two years ago.
   . Twenty-nine percent of all adults and 47 percent of adults between the ages of 18 and 24 indicated that purchasing takeout is essential to the way they live.


One result of this general trend towards time-saving meal options is the growth in off-premises restaurant traffic, which includes drive-thru, takeout, and delivery. In 1999, 51.4 percent of all restaurant traffic--combining tableservice and quickservice--was off-premises, compared to 45.2 percent just 10 years earlier.


2. Adaptability, Competition, and a Shallow Labor Pool Characterize the
-----------------------------------------------------------------------
Quickservice Restaurant Market
------------------------------
The quickservice segment has been successful in providing the consumer with convenient and varied dining options. Moreover, QSRs are also continuously adapting to meet the changing tastes and preferences of their customers. According to the National Restaurant Association, 76 percent of restaurant operators introduced new food items in 2000, while 66 percent plan to introduce new food items in 2001.


Restaurants in this category are also particularly active in identifying new ways to provide value to the customer. The most common promotion efforts cited by restaurant operators are the weekly or monthly menu specials and bundled meal discounts. These efforts were cited by about 80 percent of respondents to the National Restaurant Association's 2000 Quickservice Operators Survey.

                                                         GOLDSMITH-AGIO-HELMS 23

                               INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


These efforts on the part of restaurant operators to increase their menu offerings and provide additional value to customers reflect the extraordinary competition in the quickservice industry category. Specific sources of competition for QSRs include other QSRs, grocery stores, convenience stores, gasoline service stations with convenience stores, and increased take-out options offered by other segments of the restaurant industry.


Operators of quickservice restaurants are clearly detecting the competitive intensity. Respondents to the National Restaurant Association 2000 Operators Survey were asked to rate the competitive intensity in the quickservice segment on a scale of 0 to 100.The response from operators in 2000 reflected a score of 83--up from a 76 rating in 1999. Operators also projected a rating of 86 for 2001.


Finally, the competition for customers in the quickservice marketplace is mirrored by an intense competition for labor. As noted above, the restaurant industry is operating in an extremely tight labor market as operators compete against one another as well as other retail and service businesses for workers. Three out of four quickservice restaurant operators consider recruitment and retention of employees the top challenge they will face in 2001. Moreover, this labor shortage is not limited to a particular occupation within the quickservice segment. Approximately two-thirds of restaurant operators indicated that their operation faced shortages in personnel for crew persons, crew supervisors, and assistant managers. More than one half also reported that the labor shortage for managers was a problem for their organization.



--------------------------------------------------------------------------------
C. Pizza Is A $25 Billion Industry Segment With Steady Growth

Pizza represents the second largest menu category within the quickservice restaurant segment, trailing only the hamburger market. Pizza restaurants generated 20.2% of all quickservice restaurant sales in 1999.

                  1999 QUICKSERVICE RESTAURANT INDUSTRY SALES

                              [PIE CHART APPEARS]

                         All Other              22.4%
                             Pizza              20.2%
                    Other Sandwich              10.4%
                           Chicken               9.2%
                         Hamburger              37.8%

/(1/)All other includes Mexican, ice cream-yogurt, donut, Asian, bakery, bagel, Italian, seafood, varied menu, and other specialty.

                                                          Source: Technomic

                                                         GOLDSMITH-AGIO-HELMS 24

                               INDUSTRY OVEVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


Recent sales growth among pizza chains has been robust. While sales among the entire quickservice segment of the top 100 restaurant chains grew at a rate of
6.2 percent in 1999, for the pizza category this figure was 8.9 percent.

       1999 SALES GROWTH OF QUICKSERVICE MENU CATEGORIES WITHIN TOP 100
                               RESTAURANT CHAINS

                             [GRAPH APPEARS HERE]

          --------------------------------------------
                  All Other                 11.2%/(1)/

                     Pizza                  8.9%

                     Donut                  8.6%

                   Mexican                  7.6%

                 Hamburger                  5.4%

            Other Sandwich                  5.1%

                   Chicken                  4.5%

          Ice Cream/Yogurt                  2.1%
          --------------------------------------------

                     0.0%   2.0%   4.0%   6.0%    8.0%   10.0%   12.0%   14.0%

/(1)/All other includes Bakery, Bagel, Italian, Seafood,Varied Menu, and Other
Specialty.                                                     Source: Technomic

In the pizza category, the top five chains represent almost one-half of total category sales. Among these chains, Pizza Hut has enjoyed a stable market share.

        1999 SHARE OF PIZZA CATEGORY SALES AMONG QUICKSERVICE OUTLETS

                           [PIE CHART APPEARS HERE]

                              Pizza Hut           21.5%
                                  Other           53.8%
                         Domino's Pizza           11.6%
                        Little Caesar's            7.3%
                            Papa John's            5.8%

                                                               Source: Technomic

                                                         GOLDSMITH-AGIO-HELMS 25

                              INDUSTRY OVERVIEW
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION

MARKET SHARE AMONG QUICKSERVICE PIZZA CHAINS 1995-1999

                             [GRAPH APPEARS HERE]
       ----------------------------------------------------------------------
  100%
                11.7%        11.5%       10.5%         9.0%         7.3%
   90%
                 2.0%         2.9%        3.8%         4.7%         5.8%
   80%
                11.7%        11.5%       11.5%        11.7%        11.6%
   70%

   60%
                24.3%        23.0%       21.4%        21.6%        21.5%
   50%

   40%

   30%
                50.3%        50.7%       52.8%        53.0%        53.8%
   20%

   10%

    0%
       ----------------------------------------------------------------------
               1995         1996        1997         1998           1999
     [_]All Others   [_]Pizza Hut [_]Domino's [_]Papa John's [_]Little Caesar's

                                                       Source: Industry Research


Growth expectations in the pizza segment are encouraging. While the compound annual growth rate for pizza sales was 4.4% between 1989 and 1999, the expected growth rate in sales from 1999 to 2004 is 5.0 percent. Analysts expect pizza chains that offer delivery will grow not only through new unit development, but also through expending delivery capacity by using new technologies such as automated phone service and the Internet. Also, non-traditional locations such as schools and airports are expected to be a source of growth.


                                                         GOLDSMITH-AGIO-HELMS 26

                             VALUATION CONCLUSIONS
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION

V. VALUATION CONCLUSIONS


--------------------------------------------------------------------------------
Methodologies

In determining the fairness of the proposed transaction, we performed valuation analyses on the Company using the following methods:


   . An analysis of the Company's projected future cash flows, discounted back to a present value at a rate appropriate for the relative risk of the Company's equity;


   . An analysis of the ability of the Company, based on its future cash flow projections, to affect the purchase of the non-Bicknell shares solely through increased indebtedness - subject to the prevailing restrictions and return requirements of the highly-leveraged equity investment market and the credit lending market;


   . An analysis of market prices and resulting valuation multiples for publicly traded companies engaged in business activities considered comparable to those of NPC;


   . An analysis of transaction prices and associated valuation multiples for selected acquisitions that have been completed in the restaurant industry; and


   . An analysis of prevailing transaction premiums paid for acquired public companies based on the target's stock price one day, seven days, and four weeks prior to the announcement.

                                                         GOLDSMITH-AGIO-HELMS 27

                             VALUATION CONCLUSIONS
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
CONCLUSIONS

The methodologies listed above and presented in detail on the following pages yielded the valuation conclusions set forth below:


   .  Discounted Cash Flow Analysis (Appendix C)
      - $4.47 per share/low end of range
      - $10.08 per share/high end of range
      - $7.90 per share/average range value


   .  Leveraged Buyout Analysis (Appendix D)
      - $6.00 per share/low end of range
      - $8.00 per share/high end of range
      - $7.00 per share/average range value


   .  Comparable Public Companies Analysis (Appendix E)
      - $6.53 per share/low end of range
      - $11.02 per share/high end of range
      - $8.78 per share/average range value


   .  Comparable Merger and Acquisition Transactions Analysis (Appendix F)
      - $3.61 per share/low end of range
      - $11.16 per share/high end of range
      - $8.77 per share/average range value


   .  Average of Methodologies Employed
      - $7.00 per share/low end of range
      - $8.78 per share/high end of range
      - $8.11 per share/average range value

                                                         GOLDSMITH-AGIO-HELMS 28

                             VALUATION CONCLUSIONS
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
Conclusions

The chart below compares the $11.55 per share merger consideration to the average stock price derived from each valuation methodology and illustrates the resulting premium.

                                    [GRAPH]

                         MERGER CONSIDERATION PREMIUM

                                                                          $11.55

     Discounted Cash Flow                                     46.2%

         Leveraged Buyout                                65.0%
                                                                 31.5%
         Public Companies

         M&A Transactions                                        31.7%

                  Average                                     42.4%
                         $0.00   $2.00   $4.00   $6.00   $8.00   $10.00   $12.00

                                                         GOLDSMITH-AGIO-HELMS 29

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION

APPENDICES

A. Historical Financial Statements
B. Management's Financial Projections
C. Discounted Cash Flow Analysis
D. Leveraged Buyout Analysis
E. Comparable Public Companies Analysis
F. Comparable Merger and Acquisition Transactions Analysis

APPENDICES

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX A





                        Historical Financial Statements

APPENDIX A

NPC International, Inc.
--------------------------------------------------------------------------------
Historical Income Statements
For Fiscal Years Ended March 1996-2000

                                                     -------------------------------------------------------------------------------
                                                                                        HISTORICAL
---------------------------------------------------  -------------------------------------------------------------------------------
             (DOLLARS IN THOUSANDS)                    1996                       1997                        1998
                                                     --====-----------------------====------------------------====------------------
                                                     $    000          %          $   000          %         $   000          %
                                                     ---------------------        --------------------       --------------------
Total Revenue                                          324,986      100.0%        295,285       100.0%        455,297      100.0%
    Net Sales                                          317,294       97.6%        286,759        97.1%        446,815       98.1%
    Net Franchise Revenue                                7,692        2.4%          8,526         2.9%          8,482        1.9%

Total Unit-level Operating Expenses                    264,550       81.4%        237,227        80.3%        374,770       82.3%
    Cost of Sales                                       93,977       28.9%         80,618        27.3%        125,365       27.5%
    Direct Labor                                        87,293       26.9%         81,086        27.5%        129,133       28.4%
    Other                                               83,280       25.6%         75,523        25.6%        120,272       26.4%

Income From Restaurant Operations                       60,436       18.6%         58,058        19.7%         80,527       17.7%

    General and Administrative Expenses                 21,084        6.5%         17,710         6.0%         23,930        5.3%
    Depreciation, Amortization and Pre-opening Costs     5,648        1.7%          6,121         2.1%         11,475        2.5%

Operating Income Before Facility Action Charges         33,704       10.4%         34,227        11.6%         45,122        9.9%

    Net Facility Action Charges/Impairment and Loss
       Provision                                        23,500        7.2%              -         0.0%         14,100        3.1%
Operating Income (EBIT)                                 10,204        3.1%         34,227        11.6%         31,022        6.8%

    Depreciation and Amortization                       19,436        6.0%         18,493         6.3%         28,849        6.3%

Operating Cash Flow (EBITDA)                            29,640        9.1%         52,720        17.9%         59,871       13.1%
                                                     ---------------------        --------------------       ---------------------

Other Income (Expense)                                  (6,658)      -2.0%         (5,144)       -1.7%        (15,129)      -3.3%
    Interest Expense                                    (6,317)      -1.9%         (5,455)       -1.8%        (15,655)      -3.4%
    Miscellaneous                                         (341)      -0.1%            311         0.1%            526        0.1%
    Gain on Recap of Romacorp                                -        0.0%              -         0.0%              -        0.0%

Income Before Income Taxes                               3,546        1.1%         29,083         9.8%         15,893        3.5%
                                                     ---------------------        --------------------       ---------------------

    Provision for Income Taxes                           1,403        0.4%         11,272         3.8%          5,563        1.2%

Income Before Cumulative Effect of Change
    in Accounting Principle                              2,143        0.7%         17,811         6.0%         10,330        2.3%
                                                     ---------------------        --------------------       ---------------------
    Cumulative Effect of Change
        in Accounting Principle, net of tax                  -        0.0%              -         0.0%              -        0.0%

Net Income                                               2,143        0.7%         17,811         6.0%         10,330        2.3%
                                                     ---------------------        --------------------       ---------------------
Earnings per Share -- Basic
    Before Cumulative Effect of Change
    in Accounting Principle                               0.09                       0.72                        0.42

    Cumulative Effect of Change
        in Accounting Principle                              -                          -                           -

Earnings per Share -- Basic                               0.09                       0.72                        0.42

Earnings per Share -- Diluted
    Before Cumulative Effect of Change
    in Accounting Principle                               0.09                       0.72                        0.41

    Cumulative Effect of Change
        in Accounting Principle                              -                          -                           -

Earnings per Share -- Diluted                             0.09                       0.72                        0.41

    Weighted Average Shares Outstanding -- Basic        24,513                     24,646                      24,694
    Weighted Average Shares Outstanding -- Diluted      24,591                     24,874                      25,109
---------------------------------------------------  -------------------------------------------------------------------------------


                                                     -------------------------------------------------------------------------------
                                                                 1999                        2000
                                                     ------------====------------------------====-----------------------------------
                                                         $    000        %            $   000          %
                                                     -----------------------          ---------------------
Total Revenue                                               401,159   100.0%            455,624      100.0%
    Net Sales                                               399,045    99.5%            455,624      100.0%
    Net Franchise Revenue                                     2,114     0.5%                  -        0.4%

Total Unit-level Operating Expenses                         329,628    82.2%            376,212       82.6%
    Cost of Sales                                           107,821    27.9%            117,637       25.8%
    Direct Labor                                            111,368    27.8%            129,124       28.3%
    Other                                                   110,379    27.5%            129,451       28.4%

Income From Restaurant Operations                            71,531    17.8%             79,112       17.4%

    General and Administrative Expenses                      20,983     5.2%             22,487        4.9%
    Depreciation, Amortization and Pre-opening Costs          8,922     2.2%             10,749        2.4%

Operating Income Before Facility Action Charges              41,626    10.4%             46,176       10.1%

    Net Facility Action Charges/Impairment and Loss               -     0.0%                530        0.1%
      Provision
Operating Income (EBIT)                                      41,626    10.4%             45,646       10.0%

    Depreciation and Amortization                            23,905     5.9%             26,870        5.9%

Operating Cash Flow (EBITDA)                                 65,179    16.2%             72,516       15.9%
                                                     -----------------------          ---------------------

Other Income (Expense)                                       30,312     7.6%            (10,387)      -2.3%
    Interest Expense                                        (10,177)   -2.5%            (11,282)      -2.5%
    Miscellaneous                                             1,089     0.3%                895        0.2%
    Gain on Recap of Romacorp                                39,400     9.8%                  -        0.0%

Income Before Income Taxes                                   71,938    17.9%             35,259        7.7%
                                                     -----------------------           ---------------------

    Provision for Income Taxes                               23,992     6.0%             12,345        2.7%

Income Before Cumulative Effect of Change
    in Accounting Principle                                  47,946    32.0%             23,919        5.0%
                                                     -----------------------            ---------------------

    Cumulative Effect of Change
        in Accounting Principle, net of tax                       -     0.0%               (114)       0.0%

Net Income                                                   47,946    82.0%             22,805        5.0%
                                                     -----------------------             ---------------------
Earnings per Share -- Basic
    Before Cumulative Effect of Change
    in Accounting Principle                                    1.95                        0.96

    Cumulative Effect of Change
        in Accounting Principle                                   -                       (0.00)

Earnings per Share -- Basic                                    1.95                        0.95

Earnings per Share -- Diluted
    Before Cumulative Effect of Change
    in Accounting Principle                                    1.92                        0.95

    Cumulative Effect of Change
        in Accounting Principle                                   -                       (0.00)

Earnings per Share -- Diluted                                  1.92                        0.94

    Weighted Average Shares Outstanding -- Basic             24,622                      23,920
    Weighted Average Shares Outstanding -- Diluted           24,992                      23,244
---------------------------------------------------  -------------------------------------------------------------------------------

NPC International, Inc.
--------------------------------------------------------------------------------
Historical Income Statements
For Interim Periods Ended December 1999-2000

-------------------------------------------------------------- ------------------------------------------- -----------------------
                                                                        YTD                  YTD                      TTM
                        (DOLLARS IN THOUSANDS)                        26Dec2000           28Dec1999                26Dec2000
                                                               --------------------- --------------------- -----------------------
                                                                    $000       %        $000       %            $000       %
                                                                 ------------------- -------------------     -------------------
Total Revenue                                                      374,301   100.0%    335,714   100.0%        494,211   100.0%
    Net Sales                                                      374,301   100.0%    335,714   100.0%        494,211   100.0%
    Net Franchise Revenue                                                -     0.0%          -     0.0%              -     0.0%

Total Unit-level Operating Expenses                                310,964    83.1%    278,397    82.9%        408,779    82.7%
    Cost of Sales                                                   94,866    25.3%     87,874    26.2%        124,629    25.2%
    Direct Labor                                                   107,207    28.6%     95,261    28.4%        141,070    28.5%
    Other                                                          108,891    29.1%     95,262    28.4%        143,080    29.0%

Income From Restaurant Operations                                   63,337    16.9%     57,317    17.1%         85,432    17.3%

    General and Administrative Expenses                             18,723     5.0%     16,446     4.9%         24,764     5.0%
    Depreciation, Amortization and Pre-opening Costs                 8,802     2.4%      7,929     2.4%         11,622     2.4%

Operating Income Before Facility Action Charges                     35,812     9.6%     32,942     9.8%         49,046     9.9%

    Net Facility Action Charges/Impairment and Loss Provision        2,010     0.5%        190     0.1%          2,350     0.5%

Operating Income (EBIT)                                             33,802     9.0%     32,752     9.8%         46,696     9.4%

    Depreciation and Amortization                                   22,495     6.0%     19,778     5.9%         29,587     6.0%

Operating Cash Flow (EBITDA)                                        56,297    15.0%     52,530    15.6%         76,283    15.4%
                                                               --------------------- -------------------     -------------------
Other Income (Expense)                                             (10,117)   -2.7%     (7,106)   -2.1%        (13,398)   -2.7%
    Interest Expense                                               (10,760)   -2.9%     (8,097)   -2.4%        (13,945)   -2.8%
    Miscellaneous                                                      643     0.2%        991     0.3%            547     0.1%
    Gain on Recap of Romacorp                                            -     0.0%          -     0.0%              -     0.0%

Income Before Income Taxes                                          23,685     6.3%     25,646     7.6%         33,298     6.7%
                                                               --------------------- -------------------     -------------------
    Provision for Income Taxes                                       8,291     2.2%      8,975     2.7%         11,656     2.4%

Income Before Cumulative Effect of Change
    in Accounting Principle                                         15,394     4.1%     16,671     5.0%         21,642     4.4%
                                                               --------------------- -------------------     -------------------
    Cumulative Effect of Change
        in Accounting Principle, net of tax                              -     0.0%       (114)    0.0%              -     0.0%

Net Income                                                          15,394     4.1%     16,557     4.9%         21,642     4.4%
                                                               --------------------- -------------------     --------------------
Earnings per Share -- Basic
    Before Cumulative Effect of Change
    in Accounting Principle                                           0.70                0.68                    0.97

    Cumulative Effect of Change
        in Accounting Principle                                          -               (0.00)                  (0.00)

Earnings per Share -- Basic                                           0.70                0.68                    0.97

Earnings per Share -- Diluted
    Before Cumulative Effect of Change
    in Accounting Principle                                           0.69                0.67                    0.97

    Cumulative Effect of Change
        in Accounting Principle                                          -               (0.00)                  (0.00)

Earnings per Share -- Diluted                                         0.69                0.67                    0.97

    Weighted Average Shares Outstanding -- Basic                    22,058              24,411                  21,566
    Weighted Average Shares Outstanding -- Diluted                  22,230              24,809                  21,665

-------------------------------------------------------------- ------------------------------------------- -----------------------

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX B





                      Management's Financial Projections

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

                                                      FY 1999             FY 2000            FY 2001E             FY 2002E
                                                 ------------------  ------------------  ------------------   -----------------
INCOME STATEMENT                                   $000      %         $000       %        $000       %         $000      %
----------------                                 ------------------  ------------------  ------------------   -----------------
Sales                                             376,532              455,623   21.0%     504,824   10.8%     520,473    3.1%

Store costs and expenses
    Cost of sales                                  99,932    26.5%     117,642   25.8%     128,225   25.4%     135,843   26.1%
    Cost of labor                                 104,676    27.8%     129,124   28.3%     144,380   28.6%     150,937   29.0%
    Advertising                                    23,044     6.1%      26,836    5.9%      30,289    6.0%      31,228    6.0%
    Other operating expenses                       28,391     7.5%      34,718    7.6%      39,376    7.8%      40,076    7.7%
    Delivery                                          602     0.2%       1,412    0.3%       1,615    0.3%       2,134    0.4%
    Administrative expenses                         8,434     2.2%      10,160    2.2%      11,258    2.2%      11,607    2.2%
    Franchise fees                                 15,475     4.1%      20,412    4.5%      23,171    4.6%      23,614    4.5%
    Rent                                           14,609     3.9%      17,405    3.8%      19,133    3.8%      19,683    3.8%
    Miscellaneous income                           (1,770)   -0.5%      (1,777)  -0.4%      (1,716)  -0.3%      (1,770)  -0.3%
    Insurance                                       3,803     1.0%       4,283    0.9%       4,392    0.9%       3,904    0.8%
    Depreciation                                   12,463     3.3%      15,992    3.5%      19,325    3.8%      20,988    4.0%
                                                 ------------------  ------------------  ------------------   -----------------
         Internal store profit                     66,872    17.8%      79,415   17.4%      85,375   16.9%      82,228   15.8%

General and administrative expenses
    Store general and administrative                2,398     0.6%       3,393    0.7%       3,707    0.7%       3,809    0.7%
    Field salaries                                  7,071     1.9%       8,261    1.8%       9,151    1.8%       9,566    1.8%
    Other field expenses                            2,786     0.7%       3,305    0.7%       3,285    0.7%       3,334    0.6%
    Corporate salaries                              4,200     1.1%       4,827    1.1%       5,200    1.0%       5,356    1.0%
    Other corporate expenses                        2,975     0.8%       2,701    0.6%       3,654    0.7%       3,688    0.7%
                                                 ------------------  ------------------  ------------------   -----------------
      Total general and administrative expenses    19,430     5.2%      22,487    4.9%      24,997    5.0%      25,753    4.9%

Pre-opening expenses                                  394     0.1%       1,407    0.3%       1,801    0.4%         700    0.1%
Corporate depreciation and amortization             8,052     2.1%       9,341    2.1%       9,980    2.0%       9,923    1.9%
                                                 ------------------  ------------------  ------------------   -----------------
                                                    8,446     2.2%      10,748    2.4%      11,781    2.3%      10,623    2.0%
                                                 ------------------  ------------------  ------------------   -----------------
         Operating income                          38,996    10.4%      46,180   10.1%      48,598    9.6%      45,852    8.8%
         EBITDA                                    59,511    15.8%      71,513   15.7%      77,903   15.4%      76,763   14.7%

Other income/expense (Romacorp earnings included)   3,667     1.0%         720    0.2%         640    0.1%           0    0.0%
Interest expense                                   (9,480)   -2.5%     (10,449)  -2.3%     (14,500)  -2.9%     (12,785)  -2.5%
                                                 ------------------  ------------------  ------------------   -----------------
         Income before taxes                       33,183     8.8%      36,451    8.0%      34,738    6.9%      33,067    6.4%

Income taxes @ 35%                                 11,614     3.1%      12,758    2.8%      12,158    2.4%      11,574    2.2%
                                                 ------------------  ------------------  ------------------   -----------------
         Net income                                21,569     5.7%      23,693    5.2%      22,580    4.5%      21,494    4.1%
                                                 ==================  ==================  ==================   =================
Weighted average shares outstanding                25,108               24,041              22,240              22,100
         Earnings per share                      $   0.86            $    0.99   14.7%   $    1.02    3.0%    $   0.97   -4.2%
                                                 =========           ==================  ==================   =================

Comparable store sales growth                         4.2%                 2.2%                3.0%                1.5%

Average weekly sales per store                     10.712               11.266              11.697              12.007

Full-time equivalent number of stores               676.0                773.0               830.0               833.6
Actual number of stores                             730.0                785.0               837.0               830.3
Number of stores reimaged                            10.0                 50.0               106.0               126.0
Percentage of restaurants reimaged                   3.2%                14.0%               27.7%               32.9%


                                                        FY 2003E            FY 2004E            FY 2005E             FY 2006E
                                                    ------------------  ------------------  ------------------   -----------------
INCOME STATEMENT                                      $000      %         $000       %        $000       %         $000      %
----------------                                    ------------------  ------------------  ------------------   -----------------
Sales                                                525,550     1.0%     530,626    1.0%     535,700    1.0%     540,771    0.9%

Store costs and expenses
    Cost of sales                                    137,694    26.2%     139,024   26.2%     140,353   26.2%     141,682   26.2%
    Cost of labor                                    153,461    29.2%     156,004   29.4%     157,496   29.4%     158,987   29.4%
    Advertising                                       31,533     6.0%      31,838    6.0%      32,142    6.0%      32,446    6.0%
    Other operating expenses                          40,730     7.8%      41,389    7.8%      42,052    7.9%      42,451    7.9%
    Delivery                                           2,260     0.4%       2,388    0.5%       2,518    0.5%       2,704    0.5%
    Administrative expenses                           11,720     2.2%      11,833    2.2%      11,946    2.2%      12,059    2.2%
    Franchise fees                                    23,700     4.5%      23,783    4.5%      23,866    4.5%      23,947    4.4%
    Rent                                              19,417     3.7%      19,152    3.6%      18,886    3.5%      18,621    3.4%
    Miscellaneous income                              (1,787)   -0.3%      (1,804)  -0.3%      (1,821)  -0.3%      (1,839)  -0.3%
    Insurance                                          3,942     0.8%       3,980    0.8%       4,018    0.8%       4,056    0.8%
    Depreciation                                      21,922     4.2%      22,846    4.3%      23,757    4.4%      24,657    4.6%
                                                    ------------------  ------------------  ------------------   -----------------
         Internal store profit                        80,958    15.4%      80,194   15.1%      80,487   15.0%      81,000   15.0%

General and administrative expenses
    Store general and administrative                   3,852     0.7%       3,895    0.7%       3,939    0.7%       3,982    0.7%
    Field salaries                                     9,852     1.9%      10,148    1.9%      10,453    2.0%      10,766    2.0%
    Other field expenses                               3,384     0.6%       3,435    0.6%       3,487    0.7%       3,539    0.7%
    Corporate salaries                                 5,517     1.0%       5,682    1.1%       5,853    1.1%       6,028    1.1%
    Other corporate expenses                           3,880     0.7%       3,659    0.7%       3,858    0.7%       4,150    0.8%
                                                    ------------------  ------------------  ------------------   -----------------
      Total general and administrative expenses       26,485     5.0%      26,819    5.1%      27,588    5.1%      28,466    5.3%

Pre-opening expenses                                     700     0.1%         700    0.1%         700    0.1%         700    0.1%
Corporate depreciation and amortization                9,938     1.9%       9,954    1.9%       9,971    1.9%       9,988    1.8%
                                                    ------------------  ------------------  ------------------   -----------------
                                                      10,638     2.0%      10,654    2.0%      10,671    2.0%      10,688    2.0%
                                                    ------------------  ------------------  ------------------   -----------------
         Operating income                             43,835     8.3%      42,721    8.1%      42,228    7.9%      41,847    7.7%
         EBITDA                                       75,696    14.4%      75,521   14.2%      75,956   14.2%      76,492   14.1%

Other income/expense (Romacorp earnings included)          0     0.0%           0    0.0%           0    0.0%           0    0.0%
Interest expense                                     (10,861)   -2.1%      (9,131)  -1.7%      (7,106)  -1.3%      (5,229)  -1.0%
                                                    ------------------  ------------------  ------------------   -----------------
         Income before taxes                          32,974     6.3%      33,590    6.3%      35,122    6.6%      36,618    6.8%

Income taxes @ 35%                                    11,541     2.2%      11,757    2.2%      12,293    2.3%      12,816    2.4%
                                                    ------------------  ------------------  ------------------   -----------------
         Net income                                   21,433     4.1%      21,834    4.1%      22,829    4.3%      23,802    4.4%
                                                    ==================  ==================  ==================   =================
Weighted average shares outstanding                   22,100               22,100              22,100              22,100
         Earnings per share                         $   0.97    -0.3%   $    0.99    1.9%   $    1.03    4.6%    $   1.08    4.3%
                                                    ==================  ==================  ==================   =================

Comparable store sales growth                            1.5%                 1.5%                1.5%                1.5%

Average weekly sales per store                        12.223               12.442              12.666              12.893

Full-time equivalent number of stores                  826.9                820.1               813.4               806.6
Actual number of stores                                823.5                816.8               810.0               803.3
Number of stores reimaged                              146.0                166.0               186.0               206.0
Percentage of restaurants reimaged                      38.1%                43.3%               48.6%               53.8%


                                                        FY 2007E
                                                    ------------------
INCOME STATEMENT                                      $000      %
                                                    ------------------
Sales                                                545,837     0.9%

Store costs and expenses
    Cost of sales                                    143,009    26.2%
    Cost of labor                                    160,476    29.4%
    Advertising                                       32,750     6.0%
    Other operating expenses                          42,848     7.9%
    Delivery                                           2,729     0.5%
    Administrative expenses                           12,172     2.2%
    Franchise fees                                    24,026     4.4%
    Rent                                              18,356     3.4%
    Miscellaneous income                              (1,856)   -0.3%
    Insurance                                          4,094     0.8%
    Depreciation                                      25,546     4.7%
                                                    ------------------
         Internal store profit                        81,686    15.0%

General and administrative expenses
    Store general and administrative                   4,026     0.7%
    Field salaries                                    11,089     2.0%
    Other field expenses                               3,592     0.7%
    Corporate salaries                                 6,209     1.1%
    Other corporate expenses                           4,447     0.8%
                                                    ------------------
      Total general and administrative expenses       29,364     5.4%

Pre-opening expenses                                     700     0.1%
Corporate depreciation and amortization               10,005     1.8%
                                                    ------------------
                                                      10,705     2.0%
                                                    ------------------
         Operating income                             41,618     7.6%
         EBITDA                                       77,168    14.1%

Other income/expense (Romacorp earnings included)          0     0.0%
Interest expense                                      (3,231)   -0.6%
                                                    ------------------
         Income before taxes                          38,386     7.0%

Income taxes @ 35%                                    13,435     2.5%
                                                    ------------------
         Net income                                   24,951     4.6%
                                                    ==================
Weighted average shares outstanding                   22,100
         Earnings per share                         $   1.13     4.8%
                                                    ==================

Comparable store sales growth                            1.5%

Average weekly sales per store                        13.123

Full-time equivalent number of stores                  799.9
Actual number of stores                                796.5
Number of stores reimaged                              226.0
Percentage of restaurants reimaged                      59.0%

TONY ROMA'S REGION
------------------
Same Store Sales                                   22,513
New Store Sales                                         0
Total Net Sales                                    22,513
Cost of Sales                                       7,835    34.8%
Cost of Labor                                       6,801    30.2%
Controllable                                          806     3.6%
Advertising                                           691     3.1%
Semi-Controllable                                   1,283     5.7%
Fixed Expenses                                      2,233     9.9%
Administrative                                      1,603     7.1%
Misc. Store (Income)                                  (16)   -0.1%
Field Expense                                         651     2.9%
  Net Restaurant Income After Field                   626     2.8%
Gross Franchise (Revenue)                          (2,200)
Franchise Expense                                     185
  Net Franchise (Revenue)                          (2,015)   -9.0%
Corp. Office, Net Expense (Income)                   (225)   -1.0%
Other (Income) or Expense                              (2)    0.0%
Division Income                                     2,868    12.7%

Comparable Sales Index                                  0

Weekly PSA                                             38

Unit Count:
  Company Units (excluding JV's)                       45
  Franchised Units                                    147
    Total # of System Units                           192
FTE Units                                              45

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

                                                  FY 1999             FY 2000            FY 2001E             FY 2002E
                                             ------------------  ------------------  ------------------   -----------------
Corporate Expense Detail                       $000      %         $000       %        $000       %         $000      %
------------------------                     ------------------  ------------------  ------------------   -----------------
Romacorp expenses
    Administrative charge                       564     0.1%        777     0.2%        780      0.2%        819      0.2%
    Allocation                                  204     0.1%          0     0.0%          0      0.0%          0      0.0%

Store expenses
    Bank service charge                       1,698     0.5%      2,407     0.5%      2,667      0.5%      2,750      0.5%
    Licenses and taxes                          571     0.2%        698     0.2%        712      0.1%        726      0.1%
    Professional fees                            10     0.0%          8     0.0%         10      0.0%         10      0.0%
    Dues and subscriptions                       14     0.0%         22     0.0%         25      0.0%         25      0.0%
    Bad check service charge                     78     0.0%        147     0.0%        163      0.0%        168      0.0%
    MVE plaque expense                           21     0.0%         94     0.0%        110      0.0%        110      0.0%
    Donations                                     6     0.0%         17     0.0%         20      0.0%         20      0.0%

Administrative charges                        4,200     1.1%      4,827     1.1%      5,200      1.0%      5,356      1.0%
Construction/real estate administration           0     0.0%          0     0.0%          0      0.0%          0      0.0%
Travel                                          120     0.0%        172     0.0%        245      0.0%        245      0.0%
Auto allowance                                   95     0.0%         96     0.0%        175      0.0%        177      0.0%
Supplies                                        218     0.1%        226     0.0%        242      0.0%        244      0.0%
Repairs and maintenance                         175     0.0%        194     0.0%        200      0.0%        202      0.0%
ROI software maintenance fees                     0     0.0%          0     0.0%          0      0.0%          0      0.0%
Utilities                                        61     0.0%         58     0.0%         56      0.0%         58      0.0%
Telephone                                       428     0.1%        426     0.1%        510      0.1%        520      0.1%
Postage and overnight delivery                  375     0.1%        457     0.1%        535      0.1%        540      0.1%
Airplane expense                                210     0.1%        195     0.0%        170      0.0%        173      0.0%
Meetings                                         60     0.0%         60     0.0%        120      0.0%         60      0.0%
Moving expense                                    0     0.0%          4     0.0%          4      0.0%          4      0.0%
Professional fees                               347     0.1%        417     0.1%        360      0.1%        270      0.1%
Stockholder fees and expenses                   141     0.0%        140     0.0%        120      0.0%        126      0.0%
Director fees                                    68     0.0%         88     0.0%        100      0.0%        105      0.0%
Insurance                                       109     0.0%         40     0.0%         30      0.0%         30      0.0%
Licenses and taxes                              265     0.1%        310     0.1%        250      0.0%        253      0.0%
Dues and subscriptions                           12     0.0%         17     0.0%         15      0.0%         15      0.0%
ROI software amortization                        27     0.0%         20     0.0%         20      0.0%         20      0.0%
Depreciatioin                                   506     0.1%        619     0.1%        500      0.1%        515      0.1%
POS software amortization                         0     0.0%          0     0.0%          0      0.0%          0      0.0%
Equipment lease                                   2     0.0%          1     0.0%          1      0.0%          1      0.0%
Miscellaneous                                     2     0.0%       (389)   -0.1%         20      0.0%         20      0.0%
Employee recognition                             14     0.0%         20     0.0%         15      0.0%         15      0.0%
PHI/J&J deal cost amortization                   75     0.0%         62     0.0%          0      0.0%          0      0.0%
Donations                                        42     0.0%         36     0.0%         30      0.0%         30      0.0%
Bank service charges                             90     0.0%         70     0.0%         96      0.0%         98      0.0%
Maintenance man variance                         (3)    0.0%          0     0.0%          0      0.0%          0      0.0%
Goodwill amortization                           130     0.0%        130     0.0%        130      0.0%        130      0.0%
Non-compete and franchise amortization        7,296     1.9%      8,492     1.9%      9,121      1.8%      9,240      1.8%
NPC profit sharing                              912     0.2%        840     0.2%      1,140      0.2%      1,320      0.3%
Officer life insurance                            0     0.0%          0     0.0%          0      0.0%          0      0.0%
Lease discount amortization                      18     0.0%         18     0.0%         18      0.0%         18      0.0%

                                               FY 2003E         FY 2004E          FY 2005E         FY 2006E          FY 2007E
                                           ----------------  ---------------  ----------------  ---------------  -----------------
Corporate Expense Detail                     $000      %       $000      %      $000       %      $000      %      $000       %
------------------------                   ----------------  ---------------  ----------------  ---------------  -----------------
Romacorp expenses
    Administrative charge                     860     0.2%       903    0.2%       948    0.2%      995    0.2%     1,045   0.2%
    Allocation                                  0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%

Store expenses
    Bank service charge                     2,776     0.5%     2,803    0.5%     2,830    0.5%    2,857    0.5%     2,884   0.5%
    Licenses and taxes                        741     0.1%       756    0.1%       771    0.1%      786    0.1%       802   0.1%
    Professional fees                          10     0.0%        10    0.0%        10    0.0%       10    0.0%        10   0.0%
    Dues and subscriptions                     25     0.0%        25    0.0%        25    0.0%       25    0.0%        25   0.0%
    Bad check service charge                  170     0.0%       171    0.0%       173    0.0%      174    0.0%       176   0.0%
    MVE plaque expense                        110     0.0%       110    0.0%       110    0.0%      110    0.0%       110   0.0%
    Donations                                  20     0.0%        20    0.0%        20    0.0%       20    0.0%        20   0.0%

Administrative charges                      5,517     1.0%     5,682    1.1%     5,853    1.1%    6,028    1.1%     6,209   1.1%
Construction/real estate administration         0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Travel                                        245     0.0%       245    0.0%       245    0.0%      245    0.0%       245   0.0%
Auto allowance                                179     0.0%       180    0.0%       182    0.0%      184    0.0%       186   0.0%
Supplies                                      247     0.0%       249    0.0%       252    0.0%      254    0.0%       257   0.0%
Repairs and maintenance                       204     0.0%       206    0.0%       208    0.0%      210    0.0%       212   0.0%
ROI software maintenance fees                   0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Utilities                                      59     0.0%        61    0.0%        63    0.0%       65    0.0%        67   0.0%
Telephone                                     531     0.1%       541    0.1%       552    0.1%      563    0.1%       574   0.1%
Postage and overnight delivery                546     0.1%       551    0.1%       557    0.1%      562    0.1%       568   0.1%
Airplane expense                              177     0.0%       180    0.0%       184    0.0%      188    0.0%       191   0.0%
Meetings                                       60     0.0%        60    0.0%        60    0.0%       60    0.0%        60   0.0%
Moving expense                                  4     0.0%         4    0.0%         4    0.0%        4    0.0%         4   0.0%
Professional fees                             270     0.1%       270    0.1%       270    0.1%      270    0.0%       270   0.0%
Stockholder fees and expenses                 132     0.0%       139    0.0%       146    0.0%      153    0.0%       161   0.0%
Director fees                                 110     0.0%       116    0.0%       122    0.0%      128    0.0%       134   0.0%
Insurance                                      31     0.0%        31    0.0%        31    0.0%       32    0.0%        32   0.0%
Licenses and taxes                            255     0.0%       258    0.0%       260    0.0%      263    0.0%       265   0.0%
Dues and subscriptions                         15     0.0%        15    0.0%        16    0.0%       16    0.0%        16   0.0%
ROI software amortization                      20     0.0%        20    0.0%        20    0.0%       20    0.0%        20   0.0%
Depreciatioin                                 530     0.1%       546    0.1%       563    0.1%      580    0.1%       597   0.1%
POS software amortization                       0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Equipment lease                                 1     0.0%         1    0.0%         1    0.0%        1    0.0%         1   0.0%
Miscellaneous                                  20     0.0%        20    0.0%        20    0.0%       20    0.0%        20   0.0%
Employee recognition                           16     0.0%        16    0.0%        16    0.0%       17    0.0%        17   0.0%
PHI/J&J deal cost amortization                  0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Donations                                      30     0.0%        30    0.0%        30    0.0%       30    0.0%        30   0.0%
Bank service charges                          100     0.0%       102    0.0%       104    0.0%      106    0.0%       108   0.0%
Maintenance man variance                        0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Goodwill amortization                         130     0.0%       130    0.0%       130    0.0%      130    0.0%       130   0.0%
Non-compete and franchise amortization      9,240     1.8%     9,240    1.7%     9,240    1.7%    9,240    1.7%     9,240   1.7%
NPC profit sharing                          1,509     0.3%     1,286    0.2%     1,483    0.3%    1,776    0.3%     2,074   0.4%
Officer life insurance                          0     0.0%         0    0.0%         0    0.0%        0    0.0%         0   0.0%
Lease discount amortization                    18     0.0%        18    0.0%        18    0.0%       18    0.0%        18   0.0%

SELECTED FINANCIAL INFORMATION

Consolidated Revenue                     401,159              #REF!               #REF!               #REF!                #REF!

WPSA (Pizza Hut Only)                     10.900              #REF!               #REF!               #REF!                #REF!
  WPSA Growth%                              6.7%              #REF!               #REF!               #REF!                #REF!

Consolidated Operating Income             41,626              #REF!               #REF!               #REF!                #REF!
  as a % of sales                          10.4%              #REF!               #REF!               #REF!                #REF!

Consolidated After Tax Income             21,146              #REF!               #REF!               #REF!                #REF!
  as a % of sales                                             #REF!               #REF!               #REF!                #REF!
  EPS                                       0.85              #REF!               #REF!               #REF!                #REF!
  Yr to Yr Growth            #REF!                            #REF!               #REF!               #REF!                #REF!

Consolidated After Tax Cash Flow          44,461              #REF!               #REF!               #REF!                #REF!

EBITDA                                    64,941              73,640              81,314              77,463               76,396
  Yr to Yr Growth              3.5%                            13.4%               10.4%               -4.7%                -1.4%

Total Debt O/S                           123,500             166,800             200,621             178,172              153,760
  Debt to EBITDA                            1.89                2.18                2.47                2.30                 2.01

Capital Investment:
  Acquisitions                53,000                          34,000              19,000                   0                    0
  Maintenance Capex           49,110                           9,420              10,044               9,963                9,882
  Re-imaging                 127,931                          28,000              45,931              18,000               18,000
                           ----------                      ----------           ---------           ---------           ----------
                             230,041                          71,420              74,975              27,963               27,882
                           ----------                      ----------           ---------           ---------           ----------
  Re-imaging Capex w/o Less   #REF!                           #REF!               #REF!               #REF!                #REF!

Asset Information:
  FTE Unit Count                          #REF!               #REF!               #REF!               #REF!                #REF!
  Restaurant (RR/RBD/MP) Unit Count       #REF!               #REF!               #REF!               #REF!                #REF!
  Cumulative # of Assets Re-imaged            10                  50                 106                 126                  146
    % of Restaurants Re-imaged            #REF!               #REF!               #REF!               #REF!                #REF!

Estimated Asset Writedowns:
  NBV Write Offs              10,743                           1,728               4,200               1,605                1,605
  Cash cost of closure         2,902                             648               1,050                 401                  401
                           ----------                      ----------           ---------           ---------           ----------
                              13,645                           2,376               5,250               2,006                2,006
                           ----------                      ----------           ---------           ---------           ----------
                                                                                  14,239              12,785               10,861
                                                                                                      12,785               10,861


Consolidated Revenue                       #REF!               #REF!                #REF!               #REF!

WPSA (Pizza Hut Only)                      #REF!               #REF!                #REF!               #REF!
  WPSA Growth%                             #REF!               #REF!                #REF!               #REF!

Consolidated Operating Income              #REF!               #REF!                #REF!               #REF!
  as a % of sales                          #REF!               #REF!                #REF!               #REF!

Consolidated After Tax Income              #REF!               #REF!                #REF!               #REF!
  as a % of sales                          #REF!               #REF!                #REF!               #REF!
  EPS                                      #REF!               #REF!                #REF!               #REF!
  Yr to Yr Growth                          #REF!               #REF!                #REF!               #REF!

Consolidated After Tax Cash Flow           #REF!               #REF!                #REF!               #REF!

EBITDA                                     76,221              76,656               77,192              77,868
  Yr to Yr Growth                           -0.2%                0.6%                 0.7%                0.9%

Total Debt O/S                            127,968             100,146               70,290              38,297
  Debt to EBITDA                             1.68                1.31                 0.91                0.49

Capital Investment:
  Acquisitions                                  0                   0                    0                   0
  Maintenance Capex                         9,801               9,720                9,639               9,558
  Re-imaging                               18,000              18,000               18,000              18,000
                                        ----------           ---------           ----------          ----------
                                           27,801              27,720               27,639              27,558
                                        ----------           ---------           ----------          ----------
  Re-imaging Capex w/o Less                #REF!               #REF!                #REF!               #REF!

Asset Information:
  FTE Unit Count                           #REF!               #REF!                #REF!               #REF!
  Restaurant (RR/RBD/MP) Unit Count        #REF!               #REF!                #REF!               #REF!
  Cumulative # of Assets Re-imaged            166                 186                  206                 226
    % of Restaurants Re-imaged             #REF!               #REF!                #REF!               #REF!

Estimated Asset Writedowns:
  NBV Write Offs                            1,605               1,605                1,605               1,605
  Cash cost of closure                        401                 401                  401                 401
                                        ----------           ---------           ----------          ----------
                                            2,006               2,006                2,006               2,006
                                        ----------           ---------           ----------          ----------
                                            9,131               7,106                5,229               3,231
                                            9,131               7,106                5,229               3,231



NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

                                                      FY 1999             FY 2000            FY 2001E             FY 2002E
                                                 ------------------  ------------------  ------------------   -----------------
CASH FLOW STATEMENT                                $000      %         $000       %        $000       %         $000      %
-------------------                              ------------------  ------------------  ------------------   -----------------
EBITDA                                             59,511    15.8%      71,513   15.7%      77,903   15.4%      76,763   14.7%

Net income                                         21,569     5.7%      23,693    5.2%      22,580    4.5%      21,494    4.1%

Plus: non-cash items
    Depreciation and amortization                  23,315     6.2%      26,800    5.9%      29,305    5.8%      30,911    5.9%
    Change in working capital net of cash         (12,243)   -3.3%       4,000    0.9%       2,000    0.4%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash flow from operations                    32,641     8.7%      54,493   12.0%      53,885   10.7%      52,405   10.1%

Business asset disposal
    Continuing cash outflows                            0     0.0%        (694)  -0.2%        (662)  -0.1%        (493)  -0.1%
    Proceeds from disposal                        104,280    27.7%           0    0.0%           0    0.0%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Total business asset disposal               104,280    27.7%        (694)  -0.2%        (662)  -0.1%        (493)  -0.1%

Investing activities
    Capital expenditures
      Pizza Hut                                    18,283     4.9%      10,260    2.3%      10,812    2.1%      10,963    2.1%
      Pizza Hut reimaging                                     0.0%      28,000    6.1%      45,931    9.1%      18,000    3.5%
      Tony Roma's                                   1,909     0.5%           0    0.0%           0    0.0%           0    0.0%
      Corporate                                       400     0.1%         250    0.1%         500    0.1%         500    0.1%
                                                 ------------------  ------------------  ------------------   -----------------
         Total capital expenditures                20,592     5.5%      38,510    8.5%      57,243   11.3%      29,463    5.7%
    Changes in other assets, net                    3,553     0.9%           0    0.0%           0    0.0%           0    0.0%
    Shareholder distributions                           0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Minority interest                                   0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Acquisitions                                   31,000     8.2%      34,000    7.5%      19,000    3.8%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash used in investing activities            55,145    14.6%      72,510   15.9%      76,243   15.1%      29,463    5.7%

Financing activities
    Sale-leaseback proceeds                             0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Other debt retirement                         (10,000)   -2.7%     (10,000)  -2.2%     (10,000)  -2.0%      (6,000)  -1.2%
    Issuance of long-term debt                          0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Other (treasury stock, options)                (2,680)   -0.7%     (18,000)  -4.0%      (5,000)  -1.0%           0    0.0%
    Net borrowings on revolver                    (71,776)  -19.1%      46,711   10.3%      38,021    7.5%     (16,449)  -3.2%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash (Used by) from Financing               (84,456)  -22.4%      18,711    4.1%      23,021    4.6%     (22,449)  -4.3%
                                                 ------------------  ------------------  ------------------   -----------------

Net cash provided (used)                           71,776    19.1%     (46,711) -10.3%     (38,021)  -7.5%      16,449    3.2%
                                                 ==================  ==================  ==================   =================


                                                     FY 2003E            FY 2004E            FY 2005E             FY 2006E
                                                 ------------------  ------------------  ------------------   -----------------
CASH FLOW STATEMENT                                $000      %         $000       %        $000       %         $000      %
-------------------                              ------------------  ------------------  ------------------   -----------------
EBITDA                                             75,696    14.4%      75,521   14.2%      75,956   14.2%      76,492   14.1%

Net income                                         21,433     4.1%      21,834    4.1%      22,829    4.3%      23,802    4.4%

Plus: non-cash items
    Depreciation and amortization                  31,861     6.1%      32,800    6.2%      33,728    6.3%      34,645    6.4%
    Change in working capital net of cash               0     0.0%           0    0.0%           0    0.0%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash flow from operations                    53,294    10.1%      54,634   10.3%      56,557   10.6%      58,447   10.8%

Business asset disposal
    Continuing cash outflows                         (500)   -0.1%        (540)  -0.1%        (516)  -0.1%        (451)  -0.1%
    Proceeds from disposal                              0     0.0%           0    0.0%           0    0.0%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Total business asset disposal                  (500)   -0.1%        (540)  -0.1%        (516)  -0.1%        (451)  -0.1%

Investing activities
    Capital expenditures
      Pizza Hut                                     9,882     1.9%       9,801    1.8%       9,720    1.8%       9,639    1.8%
      Pizza Hut reimaging                          18,000     3.4%      18,000    3.4%      18,000    3.4%      18,000    3.3%
      Tony Roma's                                       0     0.0%           0    0.0%           0    0.0%           0    0.0%
      Corporate                                       500     0.1%         500    0.1%         500    0.1%         500    0.1%
                                                 ------------------  ------------------  ------------------   -----------------
         Total capital expenditures                28,382     5.4%      28,301    5.3%      28,220    5.3%      28,139    5.2%
    Changes in other assets, net                        0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Shareholder distributions                           0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Minority interest                                   0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Acquisitions                                        0     0.0%           0    0.0%           0    0.0%           0    0.0%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash used in investing activities            28,382     5.4%      28,301    5.3%      28,220    5.3%      28,139    5.2%

Financing activities
    Sale-leaseback proceeds                             0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Other debt retirement                         (14,000)   -2.7%     (10,000)  -1.9%     (10,000)  -1.9%     (10,000)  -1.8%
    Issuance of long-term debt                          0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Other (treasury stock, options)                     0     0.0%           0    0.0%           0    0.0%           0    0.0%
    Net borrowings on revolver                    (10,412)   -2.0%     (15,792)  -3.0%     (17,821)  -3.3%     (19,857)  -3.7%
                                                 ------------------  ------------------  ------------------   -----------------
      Cash (Used by) from Financing               (24,412)   -4.6%     (25,792)  -4.9%     (27,821)  -5.2%     (29,857)  -5.5%
                                                 ------------------  ------------------  ------------------   -----------------

Net cash provided (used)                           10,412     2.0%      15,792    3.0%      17,821    3.3%      19,857    3.7%
                                                 ==================  ==================  ==================   =================


                                                     FY 2007E
                                                 ------------------
CASH FLOW STATEMENT                                $000      %
-------------------                              ------------------
EBITDA                                             77,168    14.1%

Net income                                         24,951     4.6%

Plus: non-cash items
    Depreciation and amortization                  35,551     6.5%
    Change in working capital net of cash               0     0.0%
                                                 ------------------
      Cash flow from operations                    60,502    11.1%

Business asset disposal
    Continuing cash outflows                         (451)   -0.1%
    Proceeds from disposal                              0     0.0%
                                                 ------------------
      Total business asset disposal                  (451)   -0.1%

Investing activities
    Capital expenditures
      Pizza Hut                                     9,558     1.8%
      Pizza Hut reimaging                          18,000     3.3%
      Tony Roma's                                       0     0.0%
      Corporate                                       500     0.1%
                                                 ------------------
         Total capital expenditures                28,058     5.1%
    Changes in other assets, net                        0     0.0%
    Shareholder distributions                           0     0.0%
    Minority interest                                   0     0.0%
    Acquisitions                                        0     0.0%
                                                 ------------------
      Cash used in investing activities            28,058     5.1%

Financing activities
    Sale-leaseback proceeds                             0     0.0%
    Other debt retirement                         (10,000)   -1.8%
    Issuance of long-term debt                          0     0.0%
    Other (treasury stock, options)                     0     0.0%
    Net borrowings on revolver                    (21,993)   -4.0%
                                                 ------------------
      Cash (Used by) from Financing               (31,993)   -5.9%
                                                 ------------------

Net cash provided (used)                           21,993     4.0%
                                                 ==================

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

DEBT SUMMARY                                          FY 1999             FY 2000            FY 2001E             FY 2002E
------------                                     ------------------  ------------------  ------------------   -----------------
Debt - beginning of year
    Prudential - 9.09%                              8,000                6,000               4,000               2,000
    Prudential Shelf - 8.02%                       10,000                8,000               6,000               4,000
    Pacific Mutual - 6.35%                         12,000                8,000               4,000                   0
    Prudential - 6.96%                             10,000                8,000               6,000               4,000
    Am General / NWML - 7.94%                      50,000               50,000              50,000              50,000
    Private Placement #1 - 8.00%                                             0                   0                   0
    Private Placement #2 - 8.00%                                             0                   0                   0
    Texas Commerce Bank (floating)                112,700               43,500             102,600             140,621
                                                 ---------           ----------          ----------           ---------
      Total - beginning of year                   202,700              123,500             172,600             200,621

Payments
    Prudential - 9.09%                              2,000                2,000               2,000               2,000
    Prudential Shelf - 8.02%                        2,000                2,000               2,000               2,000
    Pacific Mutual - 6.35%                          4,000                4,000               4,000                   0
    Prudential - 6.96%                              2,000                2,000               2,000               2,000
    Am General / NWML - 7.94%                           0                    0                   0                   0
    Private Placement #1 - 8.00%                                             0                   0                   0
    Private Placement #2 - 8.00%                                             0                   0                   0
    Texas Commerce Bank (floating)                 71,776                    0                   0              16,449
                                                 ---------           ----------          ----------           ---------
      Total payments                               81,776               10,000              10,000              22,449

Borrowings
    Prudential - 9.09%                                  0                    0                   0                   0
    Prudential Shelf - 8.02%                            0                    0                   0                   0
    Pacific Mutual - 6.35%                              0                    0                   0                   0
    Mass. (Pacific) Mutual - 7.58%                      0                    0                   0                   0
    Prudential - 6.96%                                  0                    0                   0                   0
    TR Acq. Note (floating)                             0                    0                   0                   0
    Am General / NWML - 7.94%                           0                    0                   0                   0
    Private Placement #1 - 8.00%                                             0                   0                   0
    Private Placement #2 - 8.00%                                             0                   0                   0
    Texas Commerce Bank (floating)                      0               46,711              38,021                   0
                                                 ---------           ----------          ----------           ---------
      Total borrowings                                  0               46,711              38,021                   0

Debt - end of year
    Prudential - 9.09%                              6,000                4,000               2,000                   0
    Prudential Shelf - 8.02%                        8,000                6,000               4,000               2,000
    Pacific Mutual - 6.35%                          8,000                4,000                   0                   0
    Prudential - 6.96%                              8,000                6,000               4,000               2,000
    Am General / NWML - 7.94%                      50,000               50,000              50,000              50,000
    Private Placement #1 - 8.00%                                             0                   0                   0
    Private Placement #2 - 8.00%                                             0                   0                   0
    Revolver (floating)                            43,500               96,800             140,621             124,172
                                                 ---------           ----------          ----------           ---------
      Total - end of year                         123,500              166,800             200,621             178,172

Interest expense
    Prudential - 9.09%                               9.09%     636        9.09%    455        9.09%    273        9.09%     91
    Prudential Shelf - 8.02%                         8.02%     722        8.02%    561        8.02%    401        8.02%    241
    Pacific Mutual - 6.35%                           6.35%     635        6.35%    381        6.35%    127        6.35%      0
    Prudential - 6.96%                               6.96%     626        6.96%    487        6.96%    348        6.96%    209
    Am General / NWML - 7.94%                        7.94%   3,970        7.94%  3,970        7.94%  3,970        7.94%  3,970
    Private Placement #1 - 8.00%                                          8.00%      0        8.00%      0        8.00%      0
    Private Placement #2 - 8.00%                                          8.00%      0        8.00%      0        8.00%      0
    Revolver (floating)                              6.15%   4,803        6.55%  4,595        7.50%  9,121        6.25%  8,275
                                                 ------------------  ------------------  ------------------   -----------------
                                                            11,393              10,449              14,239              12,785
    Debt placement costs                                         0                   0                   0                   0
    Adjustment for 1/1/99 Acquisition                         (313)                  0                   0                   0
    Adjustment                                                   0                   0                   0                   0
    Adjustment                                                   0                   0                   0                   0
                                                          ---------            --------            --------            --------
      Total interest expense                                11,080              10,449              14,239              12,785


DEBT SUMMARY                                           FY 2003E            FY 2004E            FY 2005E             FY 2006E
                                                   ------------------  ------------------  ------------------   -----------------
Debt - beginning of year
    Prudential - 9.09%                                    0                    0                   0                   0
    Prudential Shelf - 8.02%                          2,000                    0                   0                   0
    Pacific Mutual - 6.35%                                0                    0                   0                   0
    Prudential - 6.96%                                2,000                    0                   0                   0
    Am General / NWML - 7.94%                        50,000               40,000              30,000              20,000
    Private Placement #1 - 8.00%                          0                    0                   0                   0
    Private Placement #2 - 8.00%                          0                    0                   0                   0
    Texas Commerce Bank (floating)                  124,172              113,760              97,968              80,146
                                                   ---------           ----------          ----------           ---------
      Total - beginning of year                     178,172              153,760             127,968             100,146

Payments
    Prudential - 9.09%                                    0                    0                   0                   0
    Prudential Shelf - 8.02%                          2,000                    0                   0                   0
    Pacific Mutual - 6.35%                                0                    0                   0                   0
    Prudential - 6.96%                                2,000                    0                   0                   0
    Am General / NWML - 7.94%                        10,000               10,000              10,000              10,000
    Private Placement #1 - 8.00%                          0                    0                   0                   0
    Private Placement #2 - 8.00%                          0                    0                   0                   0
    Texas Commerce Bank (floating)                   10,412               15,792              17,821              19,857
                                                   ---------           ----------          ----------           ---------
      Total payments                                 24,412               25,792              27,821              29,857

Borrowings
    Prudential - 9.09%                                    0                    0                   0                   0
    Prudential Shelf - 8.02%                              0                    0                   0                   0
    Pacific Mutual - 6.35%                                0                    0                   0                   0
    Mass. (Pacific) Mutual - 7.58%                        0                    0                   0                   0
    Prudential - 6.96%                                    0                    0                   0                   0
    TR Acq. Note (floating)                               0                    0                   0                   0
    Am General / NWML - 7.94%                             0                    0                   0                   0
    Private Placement #1 - 8.00%                          0                    0                   0                   0
    Private Placement #2 - 8.00%                          0                    0                   0                   0
    Texas Commerce Bank (floating)                        0                    0                   0                   0
                                                   ---------           ----------          ----------           ---------
      Total borrowings                                    0                    0                   0                   0

Debt - end of year
    Prudential - 9.09%                                    0                    0                   0                   0
    Prudential Shelf - 8.02%                              0                    0                   0                   0
    Pacific Mutual - 6.35%                                0                    0                   0                   0
    Prudential - 6.96%                                    0                    0                   0                   0
    Am General / NWML - 7.94%                        40,000               30,000              20,000              10,000
    Private Placement #1 - 8.00%                          0                    0                   0                   0
    Private Placement #2 - 8.00%                          0                    0                   0                   0
    Revolver (floating)                             113,760               97,968              80,146              60,290
                                                   ---------           ----------          ----------           ---------
      Total - end of year                           153,760              127,968             100,146              70,290

Interest expense
    Prudential - 9.09%                                 9.09%       0        9.09%      0        9.09%      0        9.09%      0
    Prudential Shelf - 8.02%                           8.02%      80        8.02%      0        8.02%      0        8.02%      0
    Pacific Mutual - 6.35%                             6.35%       0        6.35%      0        6.35%      0        6.35%      0
    Prudential - 6.96%                                 6.96%      70        6.96%      0        6.96%      0        6.96%      0
    Am General / NWML - 7.94%                          7.94%   3,573        7.94%  2,779        7.94%  1,985        7.94%  1,191
    Private Placement #1 - 8.00%                       8.00%       0        8.00%      0        8.00%      0        8.00%      0
    Private Placement #2 - 8.00%                       8.00%       0        8.00%      0        8.00%      0        8.00%      0
    Revolver (floating)                                6.00%   7,138        6.00%  6,352        5.75%  5,121        5.75%  4,038
                                                   ------------------  ------------------  ------------------   -----------------
                                                              10,861               9,131               7,106               5,229
    Debt placement costs                                           0                   0                   0                   0
    Adjustment for 1/1/99 Acquisition                              0                   0                   0                   0
    Adjustment                                                     0                   0                   0                   0
    Adjustment                                                     0                   0                   0                   0
                                                            ---------            --------            --------            --------
      Total interest expense                                  10,861               9,131               7,106               5,229

DEBT SUMMARY                                             FY 2007E
------------                                         ------------------
Debt - beginning of year
    Prudential - 9.09%                                      0
    Prudential Shelf - 8.02%                                0
    Pacific Mutual - 6.35%                                  0
    Prudential - 6.96%                                      0
    Am General / NWML - 7.94%                          10,000
    Private Placement #1 - 8.00%                            0
    Private Placement #2 - 8.00%                            0
    Texas Commerce Bank (floating)                     60,290
                                                     ---------
      Total - beginning of year                        70,290

Payments
    Prudential - 9.09%                                      0
    Prudential Shelf - 8.02%                                0
    Pacific Mutual - 6.35%                                  0
    Prudential - 6.96%                                      0
    Am General / NWML - 7.94%                          10,000
    Private Placement #1 - 8.00%                            0
    Private Placement #2 - 8.00%                            0
    Texas Commerce Bank (floating)                     21,993
                                                     ---------
      Total payments                                   31,993

Borrowings
    Prudential - 9.09%                                      0
    Prudential Shelf - 8.02%                                0
    Pacific Mutual - 6.35%                                  0
    Mass. (Pacific) Mutual - 7.58%                          0
    Prudential - 6.96%                                      0
    TR Acq. Note (floating)                                 0
    Am General / NWML - 7.94%                               0
    Private Placement #1 - 8.00%                            0
    Private Placement #2 - 8.00%                            0
    Texas Commerce Bank (floating)                          0
                                                     ---------
      Total borrowings                                      0

Debt - end of year
    Prudential - 9.09%                                      0
    Prudential Shelf - 8.02%                                0
    Pacific Mutual - 6.35%                                  0
    Prudential - 6.96%                                      0
    Am General / NWML - 7.94%                               0
    Private Placement #1 - 8.00%                            0
    Private Placement #2 - 8.00%                            0
    Revolver (floating)                                38,297
                                                     ---------
      Total - end of year                              38,297

Interest expense
    Prudential - 9.09%                                   9.09%       0
    Prudential Shelf - 8.02%                             8.02%       0
    Pacific Mutual - 6.35%                               6.35%       0
    Prudential - 6.96%                                   6.96%       0
    Am General / NWML - 7.94%                            7.94%     397
    Private Placement #1 - 8.00%                         8.00%       0
    Private Placement #2 - 8.00%                         8.00%       0
    Revolver (floating)                                  5.75%   2,834
                                                     ------------------
                                                                 3,231
    Debt placement costs                                             0
    Adjustment for 1/1/99 Acquisition                                0
    Adjustment                                                       0
    Adjustment                                                       0
                                                              ---------
      Total interest expense                                     3,231

LEVERAGE ANALYSIS
-----------------
Operating Cashflow Multiple:
  Total Debt                             123,500             166,800             200,621             178,172              153,760
    EBITDA                                59,550  15.8%       73,640  16.2%       80,344  15.9%       77,463  14.9%        76,396
    Acquisition EBITDA                     5,681               2,700                 970                   0                    0
                                       ----------          ----------           ---------           ---------           ----------
  Total EBITDA                            65,231              76,340              81,314              77,463               76,396

                                       ----------          ----------           ---------           ---------           ----------
       EBITDA Multiple                      1.89                2.18                2.47                2.30                 2.01
                                       ----------          ----------           ---------           ---------           ----------

Coverage Ratios:

    EBITDA                                59,550              73,640              80,344              77,463               76,396
    Rent                                  16,700              18,875              19,133              19,683               19,417
                                       ----------          ----------           ---------           ---------           ----------
     Fixed Income Available               76,250              92,515              99,477              97,146               95,813
                                       ----------          ----------           ---------           ---------           ----------
  Fixed Charges                           24,089              27,854              33,633              32,468               30,278
                                       ----------          ----------           ---------           ---------           ----------
  Fixed Charge Coverage                     3.17                3.32                2.96                2.99                 3.16
                                       ----------          ----------           ---------           ---------           ----------

Debt to Total Capitalization:
  Beginning Equity                       105,157             #REF!               #REF!               #REF!                #REF!
  Earnings                               #REF!               #REF!               #REF!               #REF!                #REF!
  Non-Recurring Chrg/Gain After Tax       26,794                   0                   0                   0                    0
  Dividends                                    0                   0                   0                   0                    0
                                       ----------          ----------           ---------           ---------           ----------
  Ending Equity                          #REF!               #REF!               #REF!               #REF!                #REF!
  Plus:  Debt                            123,500             166,800             200,621             178,172              153,760
                                       ----------          ----------           ---------           ---------           ----------
    Total Capitalization                 #REF!               #REF!               #REF!               #REF!                #REF!
                                       ----------          ----------           ---------           ---------           ----------
    Debt to Total Capital - GAAP           #REF!               #REF!               #REF!               #REF!                #REF!
                                       ----------          ----------           ---------           ---------           ----------

Dividend limitation:
     EBITDA - Cash Taxes-Maint Capex                                                                  54,927               54,973
     Principal+Interest                                                                               27,785               25,861
                                                                                                    ---------           ----------
     Available Dividends at 1.25X                                                                     16,156               18,118
                                                                                                    ---------           ----------

LEVERAGE ANALYSIS
-----------------
Operating Cashflow Multiple:
  Total Debt                                      127,968             100,146               70,290              38,297
    EBITDA                             14.5%       76,221  14.4%       76,656  14.3%        77,192  14.3%       77,868  14.3%
    Acquisition EBITDA                                  0                   0                    0                   0
                                                ----------           ---------           ----------          ----------
  Total EBITDA                                     76,221              76,656               77,192              77,868

                                                ----------           ---------           ----------          ----------
       EBITDA Multiple                            1.68                 1.31                0.91                0.49
                                                ----------           ---------           ----------          ----------

Coverage Ratios:

    EBITDA                                         76,221              76,656               77,192              77,868
    Rent                                           19,152              18,886               18,621              18,356
                                                ----------           ---------           ----------          ----------
     Fixed Income Available                        95,373              95,542               95,813              96,224
                                                ----------           ---------           ----------          ----------
  Fixed Charges                                    28,283              25,992               23,850              21,587
                                                ----------           ---------           ----------          ----------
  Fixed Charge Coverage                              3.37                3.68                 4.02                4.46
                                                ----------           ---------           ----------          ----------

Debt to Total Capitalization:
  Beginning Equity                                #REF!               #REF!                #REF!               #REF!
  Earnings                                        #REF!               #REF!                #REF!               #REF!
  Non-Recurring Chrg/Gain After Tax                     0                   0                    0                   0
  Dividends                                             0                   0                    0                   0
                                                ----------           ---------           ----------          ----------
  Ending Equity                                   #REF!               #REF!                #REF!               #REF!
  Plus:  Debt                                     127,968             100,146               70,290              38,297
                                                ----------           ---------           ----------          ----------
    Total Capitalization                          #REF!               #REF!                #REF!               #REF!
                                                ----------           ---------           ----------          ----------
    Debt to Total Capital - GAAP                    #REF!               #REF!                #REF!               #REF!
                                                ----------           ---------           ----------          ----------

Dividend limitation:
     EBITDA - Cash Taxes-Maint Capex               54,663              54,643               54,736              54,875
     Principal+Interest                            24,131              22,106               17,229              15,231
                                                ----------           ---------           ----------          ----------
     Available Dividends at 1.25X                  19,600              21,609               26,560              28,669
                                                ----------           ---------           ----------          ----------

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

REIMAGING SUMMARY                           FY 1999      FY 2000      FY 2001E     FY 2002E     FY 2003E     FY 2004E
-----------------                         -----------  -----------  ------------ ------------ ------------ -----------
New stores
    Red Roof                                   0.0          0.0          0.0         0.0         0.0            0.0
    Restaurant-based delivery (RBD)            0.0          0.0          0.0         0.0         0.0            0.0
    Delco                                      0.0          0.0          0.0         0.0         0.0            0.0
    Kiosk                                      0.0          0.0          0.0         0.0         0.0            0.0
    Main Path                                  0.0          0.0          0.0         0.0         0.0            0.0
    Small Town                                 0.0          0.0          0.0         0.0         0.0            0.0
                                          --------     --------      -------    --------      ------       --------
      Total new stores                         0.0          0.0          0.0         0.0         0.0            0.0

Closed stores
    Red Roof                                   0.0          8.6         19.0         5.8         5.8            5.8
    Restaurant-based delivery (RBD)            0.0         19.2         32.0        17.3        17.3           17.3
    Delco                                      0.0         15.4         18.0         3.8         3.8            3.8
    Kiosk                                      0.0          0.0          1.0         0.0         0.0            0.0
    Main Path                                  0.0          0.0          0.0         0.0         0.0            0.0
    Small Town                                 0.0          0.0          0.0         0.0         0.0            0.0
                                          --------     --------      -------    --------      ------       --------
      Total closed stores                      0.0         43.2         70.0        26.8        26.8           26.8

Reimaged stores
    Red Roof                                   0.0          4.0          1.0         5.0         5.0            5.0
    Restaurant-based delivery (RBD)            0.0         12.0         44.0        15.0        15.0           15.0
    Delco                                      0.0         11.0          2.0         0.0         0.0            0.0
    Kiosk                                      0.0          0.0          0.0         0.0         0.0            0.0
    Main Path                                  0.0         11.0          9.0         0.0         0.0            0.0
    Small Town                                 0.0          0.0          0.0         0.0         0.0            0.0
                                          --------     --------      -------    --------      ------       --------
      Total reimaged stores                    0.0         38.0         56.0        20.0        20.0           20.0

Change in number of stores
    Red Roof                                   0.0         (4.6)       (18.0)       (0.8)       (0.8)          (0.8)
    Restaurant-based delivery (RBD)            0.0         (7.2)        12.0        (2.3)       (2.3)          (2.3)
    Delco                                      0.0         (4.4)       (16.0)       (3.8)       (3.8)          (3.8)
    Kiosk                                      0.0          0.0         (1.0)        0.0         0.0            0.0
    Main Path                                  0.0         11.0          9.0         0.0         0.0            0.0
    Small Town                                 0.0          0.0          0.0         0.0         0.0            0.0
                                          --------     --------      --------   --------      ------       --------
      Total change in number of stores         0.0         (5.2)       (14.0)       (6.8)       (6.8)          (6.8)

REIMAGING SUMMARY                            FY 2005E         FY 2006E       FY 2007E
-----------------                          ------------     ------------   ------------
New stores
    Red Roof                                     0.0             0.0             0.0
    Restaurant-based delivery (RBD)              0.0             0.0             0.0
    Delco                                        0.0             0.0             0.0
    Kiosk                                        0.0             0.0             0.0
    Main Path                                    0.0             0.0             0.0
    Small Town                                   0.0             0.0             0.0
                                           ---------        --------        --------
      Total new stores                           0.0             0.0             0.0

Closed stores
    Red Roof                                     5.8             5.8             5.8
    Restaurant-based delivery (RBD)             17.3            17.3            17.3
    Delco                                        3.8             3.8             3.8
    Kiosk                                        0.0             0.0             0.0
    Main Path                                    0.0             0.0             0.0
    Small Town                                   0.0             0.0             0.0
                                           ---------        --------        --------
      Total closed stores                       26.8            26.8            26.8

Reimaged stores
    Red Roof                                     5.0             5.0             5.0
    Restaurant-based delivery (RBD)             15.0            15.0            15.0
    Delco                                        0.0             0.0             0.0
    Kiosk                                        0.0             0.0             0.0
    Main Path                                    0.0             0.0             0.0
    Small Town                                   0.0             0.0             0.0
                                           ---------        --------        --------
      Total reimaged stores                     20.0            20.0            20.0

Change in number of stores
    Red Roof                                    (0.8)           (0.8)           (0.8)
    Restaurant-based delivery (RBD)             (2.3)           (2.3)           (2.3)
    Delco                                       (3.8)           (3.8)           (3.8)
    Kiosk                                        0.0             0.0             0.0
    Main Path                                    0.0             0.0             0.0
    Small Town                                   0.0             0.0             0.0
                                           ---------        --------        --------
      Total change in number of stores          (6.8)           (6.8)           (6.8)

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

REIMAGING SUMMARY                                     FY 1999             FY 2000            FY 2001E             FY 2002E
-----------------                                ------------------  ------------------  ------------------   -----------------
Average annual store sales/existing
    Red Roof                                            0                  520                 520                 520
    Restaurant-based delivery (RBD)                     0                  600                 600                 600
    Delco                                               0                  550                 550                 550
    Kiosk                                               0                  350                 350                 350
    Main Path                                           0                  580                 580                 580
    Small Town                                          0                  350                 350                 350

Average annual store sales/reimaged                                            Index
    Red Roof                                            0                  780    1.50         780                 780
    Restaurant-based delivery (RBD)                     0                  870    1.45         870                 870
    Delco                                               0                  633    1.15         633                 633
    Kiosk                                               0                  350    1.00         350                 350
    Main Path                                           0                1,015    1.75       1,015               1,015
    Small Town                                          0                  350    1.00         350                 350

Sales impact from reimaging
    Annual sales                                        0                5,950              10,130               1,548
    Current year sales                                  0                2,975               5,065                 774

                                                                                Cost/               Cost/               Cost/
Estimated closure impact                                0              Total    Unit       Total    Unit       Total    Unit
    Net book value write-off                            0                1,728      40       4,200      60       1,605      60
    Cash cost of closure                                0                  648      15       1,050      15         401      15
                                                                     ------------------  ------------------   -----------------
                                                                         2,376      55       5,250      75       2,006      75

Rent impact from reimaging
    Old store rent expense avoided                                         752               1,218                 465
    Old store rent expense avoided - half year                             376                 609                 233

Cost of new stores
    Red Roof                                            0                    0                   0                   0
    Restaurant-based delivery (RBD)                     0                    0                   0                   0
    Delco                                               0                    0                   0                   0
    Kiosk                                               0                    0                   0                   0
    Main Path                                           0                    0                   0                   0
    Small Town                                          0                    0                   0                   0

Pre-opening expenses                       35 per store                                      1,680                 700

Franchise fee impact from reimaging                                    Sales    Royalty    Sales    Royalty    Sales    Royalty
    Sales removed at 6.5%                                               36,040     901      16,240     406       5,800     145
    Impact year one                                                     18,020     451       8,120     203       2,900      73

REIMAGING SUMMARY                                  FY 2003E            FY 2004E            FY 2005E             FY 2006E
-----------------                               -----------------  ------------------  ------------------   -----------------
Average annual store sales/existing
    Red Roof                                        520                  520                 520                 520
    Restaurant-based delivery (RBD)                 600                  600                 600                 600
    Delco                                           550                  550                 550                 550
    Kiosk                                           350                  350                 350                 350
    Main Path                                       580                  580                 580                 580
    Small Town                                      350                  350                 350                 350

Average annual store sales/reimaged
    Red Roof                                        780                  780                 780                 780
    Restaurant-based delivery (RBD)                 870                  870                 870                 870
    Delco                                           633                  633                 633                 633
    Kiosk                                           350                  350                 350                 350
    Main Path                                     1,015                1,015               1,015               1,015
    Small Town                                      350                  350                 350                 350

Sales impact from reimaging
    Annual sales                                  1,548                1,548               1,548               1,548
    Current year sales                              774                  774                 774                 774

                                                         Cost/                Cost/               Cost/               Cost/
Estimated closure impact                        Total     Unit       Total    Unit       Total    Unit       Total    Unit
    Net book value write-off                      1,605       60       1,605      60       1,605      60       1,605      60
    Cash cost of closure                            401       15         401      15         401      15         401      15
                                                -----------------  ------------------  ------------------   -----------------
                                                  2,006       75       2,006      75       2,006      75       2,006      75

Rent impact from reimaging
    Old store rent expense avoided                  465                  465                 465                 465
    Old store rent expense avoided - half year      233                  233                 233                 233

Cost of new stores
    Red Roof                                          0                    0                   0                   0
    Restaurant-based delivery (RBD)                   0                    0                   0                   0
    Delco                                             0                    0                   0                   0
    Kiosk                                             0                    0                   0                   0
    Main Path                                         0                    0                   0                   0
    Small Town                                        0                    0                   0                   0

Pre-opening expenses                                700                  700                 700                 700

Franchise fee impact from reimaging             Sales    Royalty     Sales    Royalty    Sales    Royalty    Sales    Royalty
    Sales removed at 6.5%                         5,800      145       5,800     145       5,800     145       5,800     145
    Impact year one                               2,900       73       2,900      73       2,900      73       2,900      73

REIMAGING SUMMARY                                 FY 2007E
-----------------                              -----------------
Average annual store sales/existing
    Red Roof                                       520
    Restaurant-based delivery (RBD)                600
    Delco                                          550
    Kiosk                                          350
    Main Path                                      580
    Small Town                                     350

Average annual store sales/reimaged
    Red Roof                                       780
    Restaurant-based delivery (RBD)                870
    Delco                                          633
    Kiosk                                          350
    Main Path                                    1,015
    Small Town                                     350

Sales impact from reimaging
    Annual sales                                 1,548
    Current year sales                             774

                                                        Cost/
Estimated closure impact                       Total     Unit
    Net book value write-off                     1,605       60
    Cash cost of closure                           401       15
                                               -----------------
                                                 2,006       75

Rent impact from reimaging
    Old store rent expense avoided                 465
    Old store rent expense avoided - half year     233

Cost of new stores
    Red Roof                                         0
    Restaurant-based delivery (RBD)                  0
    Delco                                            0
    Kiosk                                            0
    Main Path                                        0
    Small Town                                       0

Pre-opening expenses                               700

Franchise fee impact from reimaging            Sales   Royalty
    Sales removed at 6.5%                        5,800      145
    Impact year one                              2,900       73

Acquisition Units                    # of Units        99                   70                  64                   0

Total new development cost                              0                    0                   0                   0
Total replacement cost                            #REF!                 17,945              50,610              18,000
Acquisition Unit Initial Capex                      1,188                  840                 768                   0
Maintenance Capex                                   8,760                9,420              10,044               9,963
                                                 ---------           ----------          ----------           ---------
    Total Development & Capex                     #REF!                 28,205              61,422              27,963
                                                 ---------           ----------          ----------           ---------

           PIZZA HUT DEPRECIATION
           ----------------------

           Development Depreciation:
             Full Year                                                   1,458               3,294               1,183

             Half Year                                                     729               1,647                 591

             Old Asset Depreciation - Full Year         0                  752               1,218                 465

             Old Aset Depreciation - Half Year          0                  376                 609                 233

           Maintenance Depreciation:
                                                 ------------------  ------------------  ------------------   -----------------
                                                      FY 1999             FY 2000             FY 2001             FY 2002
                                                  Alloc.   Depr.      Alloc.    Depr.     Alloc.    Depr.      Alloc.   Depr.
                                                 ------------------  ------------------  ------------------   -----------------
           Annual Maintenance Cost:                 8,760                9,420              10,044               9,963
             Annual Building Maintenance            1,360                1,462               1,559               1,546
               Annual Building Depreciation         15.52%     194       15.52%    209       15.52%    223       15.52%    221
             Annual L/H Maintenance                 4,052                4,358               4,646               4,609
               Annual L/H Maint Depreciation        46.26%     579       46.26%    623       46.26%    664       46.26%    658
             Annual Equipment Maintenance           3,349                3,601               3,840               3,809
               Annual Equip Maint Depreciation      38.23%     478       38.23%    514       38.23%    549       38.23%    544
                                                 ------------------  ------------------  ------------------   -----------------
           Total Annual Maint./Depr.                8,760    1,252       9,420   1,346      10,044   1,435       9,963   1,423
               Estimated Impact of Asset Retirement           (900)             (1,000)             (1,200)             (1,200)
                                                          ---------            --------            --------            --------
               Net Impact                                      352                 346                 235                 223
                                                          ---------            --------            --------            --------
               Initial Year Impact                             176                 173                 118                 112
                                                          ---------            --------            --------            --------

           Total Capex per Existing & Acq Units:       12                   12                  12                  12
           Total Initial Capex per Acq Units:          12                   12                  12                  12

           Acquisition #1 - Total Initial Capex     1,188                  840                 768                   0
           Acquisition #2                               0                    0                   0

Acquisition Units                    # of Units        99                   70                  64                   0

Total new development cost                              0                    0                   0                   0
Total replacement cost                            #REF!                 17,945              50,610              18,000
Acquisition Unit Initial Capex                      1,188                  840                 768                   0
Maintenance Capex                                   8,760                9,420              10,044               9,963
                                                 ---------           ----------          ----------           ---------
    Total Development & Capex                     #REF!                 28,205              61,422              27,963
                                                 ---------           ----------          ----------           ---------

           PIZZA HUT DEPRECIATION
           ----------------------

           Development Depreciation:
             Full Year                                                   1,458               3,294               1,183

             Half Year                                                     729               1,647                 591

             Old Asset Depreciation - Full Year         0                  752               1,218                 465

             Old Aset Depreciation - Half Year          0                  376                 609                 233

           Maintenance Depreciation:
                                                 ------------------  ------------------  ------------------   -----------------
                                                      FY 1999             FY 2000             FY 2001             FY 2002
                                                  Alloc.   Depr.      Alloc.    Depr.     Alloc.    Depr.      Alloc.   Depr.
                                                 ------------------  ------------------  ------------------   -----------------
           Annual Maintenance Cost:                 8,760                9,420              10,044               9,963
             Annual Building Maintenance            1,360                1,462               1,559               1,546
               Annual Building Depreciation         15.52%     194       15.52%    209       15.52%    223       15.52%    221
             Annual L/H Maintenance                 4,052                4,358               4,646               4,609
               Annual L/H Maint Depreciation        46.26%     579       46.26%    623       46.26%    664       46.26%    658
             Annual Equipment Maintenance           3,349                3,601               3,840               3,809
               Annual Equip Maint Depreciation      38.23%     478       38.23%    514       38.23%    549       38.23%    544
                                                 ------------------  ------------------  ------------------   -----------------
           Total Annual Maint./Depr.                8,760    1,252       9,420   1,346      10,044   1,435       9,963   1,423
               Estimated Impact of Asset Retirement           (900)             (1,000)             (1,200)             (1,200)
                                                          ---------            --------            --------            --------
               Net Impact                                      352                 346                 235                 223
                                                          ---------            --------            --------            --------
               Initial Year Impact                             176                 173                 118                 112
                                                          ---------            --------            --------            --------

           Total Capex per Existing & Acq Units:       12                   12                  12                  12
           Total Initial Capex per Acq Units:          12                   12                  12                  12

           Acquisition #1 - Total Initial Capex     1,188                  840                 768                   0
           Acquisition #2                               0                    0                   0

Acquisition Units                    # of Units         0                    0                   0                   0

Total new development cost                              0                    0                   0                   0
Total replacement cost                             18,000               18,000              18,000              18,000
Acquisition Unit Initial Capex                          0                    0                   0                   0
Maintenance Capex                                   9,882                9,801               9,720               9,639
                                                 ---------           ----------          ----------           ---------
    Total Development & Capex                      27,882               27,801              27,720              27,639
                                                 ---------           ----------          ----------           ---------

           PIZZA HUT DEPRECIATION
           ----------------------

           Development Depreciation:
             Full Year                              1,183                1,183               1,183               1,183

             Half Year                                591                  591                 591                 591

             Old Asset Depreciation - Full Year       465                  465                 465                 465

             Old Aset Depreciation - Half Year        233                  233                 233                 233

           Maintenance Depreciation:
                                                 ------------------  ------------------  ------------------   -----------------
                                                      FY 2003             FY 2004             FY 2004             FY 2004
                                                  Alloc.   Depr.      Alloc.    Depr.     Alloc.    Depr.      Alloc.   Depr.
                                                 ------------------  ------------------  ------------------   -----------------
           Annual Maintenance Cost:                 9,882                9,801               9,720               9,639
             Annual Building Maintenance            1,534                1,521               1,509               1,496
               Annual Building Depreciation         15.52%     219       15.52%    217       15.52%    216       15.52%    214
             Annual L/H Maintenance                 4,571                4,534               4,496               4,459
               Annual L/H Maint Depreciation        46.26%     653       46.26%    648       46.26%    642       46.26%    637
             Annual Equipment Maintenance           3,778                3,747               3,716               3,685
               Annual Equip Maint Depreciation      38.23%     540       38.23%    535       38.23%    531       38.23%    526
                                                 ------------------  ------------------  ------------------   -----------------
           Total Annual Maint./Depr.                9,882    1,412       9,801   1,400       9,720   1,389       9,639   1,377
               Estimated Impact of Asset Retireme           (1,200)             (1,200)             (1,200)             (1,200)
                                                          ---------            --------            --------            --------
               Net Impact                                      212                 200                 189                 177
                                                          ---------            --------            --------            --------
               Initial Year Impact                             106                 100                  94                  89
                                                          ---------            --------            --------            --------

           Total Capex per Existing & Acq Units:       12                   12                  12                  12
           Total Initial Capex per Acq Units:          12                   12                  12                  12

           Acquisition #1 - Total Initial Capex         0                    0                   0                   0
           Acquisition #2                               0                    0                   0

Acquisition Units                    # of Units         0

Total new development cost                              0
Total replacement cost                             18,000
Acquisition Unit Initial Capex                          0
Maintenance Capex                                   9,558
                                                 ---------
    Total Development & Capex                      27,558
                                                 ---------

           PIZZA HUT DEPRECIATION
           ----------------------
           Development Depreciation:
             Full Year                              1,183

             Half Year                                591

             Old Asset Depreciation - Full Year       465

             Old Aset Depreciation - Half Year        233

           Maintenance Depreciation:
                                                 ------------------
                                                      FY 2004
                                                  Alloc.   Depr.
                                                 ------------------
           Annual Maintenance Cost:                 9,558
             Annual Building Maintenance            1,483
               Annual Building Depreciation         15.52%     212
             Annual L/H Maintenance                 4,422
               Annual L/H Maint Depreciation        46.26%     632
             Annual Equipment Maintenance           3,654
               Annual Equip Maint Depreciation      38.23%     522
                                                 ------------------
           Total Annual Maint./Depr.                9,558    1,366
               Estimated Impact of Asset Retireme           (1,200)
                                                          ---------
               Net Impact                                      166
                                                          ---------
               Initial Year Impact                              83
                                                          ---------

           Total Capex per Existing & Acq Units:       12
           Total Initial Capex per Acq Units:          12

           Acquisition #1 - Total Initial Capex         0
           Acquisition #2                               0                    0                   0

NPC INTERNATIONAL, INC

Revised Management Forecast
(dollars in thousands)

                                                     FY 2008E             FY 2009E            FY 2010E            FY 2011E
                                                 ----------------    -----------------    -----------------   -----------------
INCOME STATEMENT                                    $000       %         $000      %         $000       %        $000       %
                                                 ----------------    -----------------    -----------------   -----------------
Sales                                             550,897    0.9%     555,949     0.9%     560,992    0.9%     566,024    0.9%

Store costs and expenses
    Cost of sales                                 144,335   26.2%     145,659    26.2%     146,980   26.2%     148,298   26.2%
    Cost of labor                                 161,964   29.4%     163,449    29.4%     164,932   29.4%     166,411   29.4%
    Advertising                                    33,054    6.0%      33,357     6.0%      33,660    6.0%      33,961    6.0%
    Other operating expenses                       43,245    7.9%      43,642     7.9%      44,038    7.9%      44,433    7.9%
    Delivery                                        2,865    0.5%       2,891     0.5%       2,917    0.5%       2,943    0.5%
    Administrative expenses                        12,285    2.2%      12,398     2.2%      12,510    2.2%      12,622    2.2%
    Franchise fees                                 24,104    4.4%      24,180     4.3%      24,254    4.3%      24,327    4.3%
    Rent                                           18,090    3.3%      17,825     3.2%      17,559    3.1%      17,294    3.1%
    Miscellaneous income                           (1,873)  -0.3%      (1,890)   -0.3%      (1,907)  -0.3%      (1,924)  -0.3%
    Insurance                                       4,132    0.8%       4,170     0.8%       4,207    0.8%       4,245    0.8%
    Depreciation                                   26,423    4.8%      27,288     4.9%      28,142    5.0%      28,984    5.1%
                                                 ----------------    -----------------    -----------------   -----------------
         Internal store profit                     82,274   14.9%      82,982    14.9%      83,701   14.9%      84,430   14.9%

General and administrative expenses
    Store general and administrative                4,071    0.7%       4,116     0.7%       4,161    0.7%       4,206    0.7%
    Field salaries                                 11,422    2.1%      11,764     2.1%      12,117    2.2%      12,481    2.2%
    Other field expenses                            3,646    0.7%       3,701     0.7%       3,756    0.7%       3,812    0.7%
    Corporate salaries                              6,395    1.2%       6,587     1.2%       6,785    1.2%       6,988    1.2%
    Other corporate expenses                        4,742    0.9%       3,903     0.7%       3,883    0.7%       3,841    0.7%
                                                 ----------------    -----------------    -----------------   -----------------
      Total general and administrative expenses    30,276    5.5%      30,071     5.4%      30,702    5.5%      31,329    5.5%

Pre-opening expenses                                  700    0.1%         700     0.1%         700    0.1%         700    0.1%
Corporate depreciation and amortization            10,023    1.8%      10,041     1.8%      10,060    1.8%      10,080    1.8%
                                                 ----------------    -----------------    -----------------   -----------------
                                                   10,723    1.9%      10,741     1.9%      10,760    1.9%      10,780    1.9%
                                                 ----------------    -----------------    -----------------   -----------------
         Operating income                          41,276    7.5%      42,170     7.6%      42,239    7.5%      42,321    7.5%
         EBITDA                                    77,721   14.1%      79,499    14.3%      80,441   14.3%      81,385   14.4%

Other income/expense (Romacorp earnings included        0    0.0%           0     0.0%           0    0.0%           0    0.0%
Interest expense                                   (1,223)  -0.2%        (122)    0.0%           0    0.0%           0    0.0%
                                                 ----------------    -----------------    -----------------   -----------------
         Income before taxes                       40,052    7.3%      42,048     7.6%      42,239    7.5%      42,321    7.5%

Income taxes @ 35%                                 14,018    2.5%      14,717     2.6%      14,783    2.6%      14,812    2.6%
                                                 ----------------    -----------------    -----------------   -----------------
         Net income                                26,034    4.7%      27,331     4.9%      27,455    4.9%      27,509    4.9%
                                                 ================    =================    =================   =================
Weighted average shares outstanding                22,100              22,100               22,100              22,100
         Earnings per share                        $ 1.18    4.3%      $ 1.24     5.0%      $ 1.24    0.5%      $ 1.24    0.2%
                                                 ================    =================    =================   =================
Comparable store sales growth                        1.5%                1.5%                 1.5%                1.5%

Average weekly sales per store                     13.357              13.596               13.838              14.084

Full-time equivalent number of stores               793.1               786.4                779.6               772.9
Actual number of stores                             789.8               783.0                776.3               769.5
Number of stores reimaged                           246.0               266.0                286.0               306.0
Percentage of restaurants reimaged                  64.2%               69.5%                74.7%               79.9%

TONY ROMA'S REGION
------------------
Same Store Sales
New Store Sales
Total Net Sales
Cost of Sales
Cost of Labor
Controllable
Advertising
Semi-Controllable
Fixed Expenses
Administrative
Misc. Store (Income)
Field Expense
  Net Restaurant Income After Field
Gross Franchise (Revenue)
Franchise Expense
  Net Franchise (Revenue)
Corp. Office, Net Expense (Income)
Other (Income) or Expense
Division Income

Comparable Sales Index

Weekly PSA

Unit Count:
  Company Units (excluding JV's)
  Franchised Units
    Total # of System Units
FTE Units

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

                                                     FY 2008E            FY 2009E            FY 2010E            FY 2011E
                                                ------------------  ------------------  ------------------  ------------------
Corporate Expense Detail                           $000       %        $000       %        $000       %        $000       %
------------------------                        ------------------  ------------------  ------------------  ------------------
Romacorp expenses                                    1,098    0.2%      1,152     0.2%       1,210    0.2%       1,271    0.2%
    Administrative charge                                0    0.0%          0     0.0%           0    0.0%           0    0.0%
    Allocation

Store expenses
    Bank service charge                              2,910    0.5%      2,937     0.5%       2,964    0.5%       2,990    0.5%
    Licenses and taxes                                 818    0.1%        834     0.2%         851    0.2%         868    0.2%
    Professional fees                                   10    0.0%         10     0.0%          10    0.0%          10    0.0%
    Dues and subscriptions                              25    0.0%         25     0.0%          25    0.0%          25    0.0%
    Bad check service charge                           178    0.0%        179     0.0%         181    0.0%         183    0.0%
    MVE plaque expense                                 110    0.0%        110     0.0%         110    0.0%         110    0.0%
    Donations                                           20    0.0%         20     0.0%          20    0.0%          20    0.0%

Administrative charges                               6,395    1.2%      6,587     1.2%       6,785    1.2%       6,988    1.2%
Construction/real estate administration                  0    0.0%          0     0.0%           0    0.0%           0    0.0%
Travel                                                 245    0.0%        245     0.0%         245    0.0%         245    0.0%
Auto allowance                                         188    0.0%        189     0.0%         191    0.0%         193    0.0%
Supplies                                               259    0.0%        262     0.0%         265    0.0%         267    0.0%
Repairs and maintenance                                214    0.0%        217     0.0%         219    0.0%         221    0.0%
ROI software maintenance fees                            0    0.0%          0     0.0%           0    0.0%           0    0.0%
Utilities                                               69    0.0%         71     0.0%          73    0.0%          75    0.0%
Telephone                                              586    0.1%        598     0.1%         609    0.1%         622    0.1%
Postage and overnight delivery                         574    0.1%        579     0.1%         585    0.1%         591    0.1%
Airplane expense                                       195    0.0%        199     0.0%         203    0.0%         207    0.0%
Meetings                                                60    0.0%         60     0.0%          60    0.0%          60    0.0%
Moving expense                                           4    0.0%          4     0.0%           4    0.0%           4    0.0%
Professional fees                                      270    0.0%        270     0.0%         270    0.0%         270    0.0%
Stockholder fees and expenses                          169    0.0%        177     0.0%         186    0.0%         195    0.0%
Director fees                                          141    0.0%        148     0.0%         155    0.0%         163    0.0%
Insurance                                               32    0.0%         32     0.0%          33    0.0%          33    0.0%
Licenses and taxes                                     268    0.0%        271     0.0%         273    0.0%         276    0.0%
Dues and subscriptions                                  16    0.0%         16     0.0%          16    0.0%          17    0.0%
ROI software amortization                               20    0.0%         20     0.0%          20    0.0%          20    0.0%
Depreciation                                           615    0.1%        633     0.1%         652    0.1%         672    0.1%
POS software amortization                                0    0.0%          0     0.0%           0    0.0%           0    0.0%
Equipment lease                                          1    0.0%          1     0.0%           1    0.0%           1    0.0%
Miscellaneous                                           20    0.0%         20     0.0%          20    0.0%          20    0.0%
Employee recognition                                    17    0.0%         18     0.0%          18    0.0%          18    0.0%
PHI/J&J deal cost amortization                           0    0.0%          0     0.0%           0    0.0%           0    0.0%
Donations                                               30    0.0%         30     0.0%          30    0.0%          30    0.0%
Bank service charges                                   110    0.0%        112     0.0%         115    0.0%         117    0.0%
Maintenance man variance                                 0    0.0%          0     0.0%           0    0.0%           0    0.0%
Goodwill amortization                                  130    0.0%        130     0.0%         130    0.0%         130    0.0%
Non-compete and franchise amortization               9,240    1.7%      9,240     1.7%       9,240    1.6%       9,240    1.6%
NPC profit sharing                                   2,371    0.4%      1,536     0.3%       1,521    0.3%       1,486    0.3%
Officer life insurance                                   0    0.0%          0     0.0%           0    0.0%           0    0.0%
Lease discount amortization                             18    0.0%         18     0.0%          18    0.0%          18    0.0%

SELECTED FINANCIAL INFORMATION

Consolidated Revenue                                   #REF!          #REF!       #REF!          #REF!

WPSA (Pizza Hut Only)                                  #REF!          #REF!       #REF!          #REF!
  WPSA Growth%                                         #REF!          #REF!       #REF!          #REF!

Consolidated Operating Income                          #REF!          #REF!       #REF!          #REF!
  as a % of sales                                      #REF!          #REF!       #REF!          #REF!

Consolidated After Tax Income                          #REF!          #REF!       #REF!          #REF!
  as a % of sales                                      #REF!          #REF!       #REF!          #REF!
  EPS                                                  #REF!          #REF!       #REF!          #REF!
  Yr to Yr Growth                  #REF!               #REF!          #REF!       #REF!          #REF!

Consolidated After Tax Cash Flow                       #REF!          #REF!       #REF!          #REF!

EBITDA                                               78,421         80,199      81,141         82,085
  Yr to Yr Growth                   3.5%                0.7%           2.3%        1.2%           1.2%

Total Debt O/S                                        4,245              0           0              0
  Debt to EBITDA                                       0.05           0.00        0.00           0.00

Capital Investment:
  Acquisitions                   53,000                   0              0           0              0
  Maintenance Capex              49,110               9,477          9,396       9,315          9,234
  Re-imaging                    127,931              18,000         18,000      18,000         18,000
                               --------             -------        -------    --------       --------
                                230,041              27,477         27,396      27,315         27,234
                               --------             -------        -------    --------       --------
  Re-imaging Capex w/o Leasing     #REF!               #REF!          #REF!       #REF!          #REF!

Asset Information:
  FTE Unit Count                                       #REF!          #REF!       #REF!          #REF!
  Restaurant (RR/RBD/MP) Unit Count                    #REF!          #REF!       #REF!          #REF!
  Cumulative # of Assets Re-imaged                      246            266         286            306
    % of Restaurants Re-imaged                         #REF!          #REF!       #REF!          #REF!

Estimated Asset Writedowns:
  NBV Write Offs                 10,743               1,605          1,605       1,605          1,605
  Cash cost of closure            2,902                 401            401         401            401
                               --------              ------         ------      ------         ------
                                 13,645               2,006          2,006       2,006          2,006
                               --------             -------        -------     -------        -------
                                                      1,223            122           0              0
                                                      1,223            122           0              0

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

                                                     FY 2008E             FY 2009E            FY 2010E            FY 2011E
                                                 -----------------   ------------------   -----------------   -----------------
CASH FLOW STATEMENT                                 $000      %         $000      %         $000       %        $000       %
-------------------                              -----------------   ------------------   -----------------   -----------------
EBITDA                                             77,721   14.1%      79,499    14.3%      80,441   14.3%      81,385   14.4%

Net income                                         26,034    4.7%      27,331     4.9%      27,455    4.9%      27,509    4.9%

Plus: non-cash items
    Depreciation and amortization                  36,445    6.6%      37,329     6.7%      38,202    6.8%      39,064    6.9%
    Change in working capital net of cash               0    0.0%           0     0.0%           0    0.0%           0    0.0%
                                                 -----------------   ------------------   -----------------   -----------------
      Cash flow from operations                    62,480   11.3%      64,660    11.6%      65,657   11.7%      66,572   11.8%

Business asset disposal
    Continuing cash outflows                         (451)  -0.1%        (451)   -0.1%        (451)  -0.1%        (451)  -0.1%
    Proceeds from disposal                              0    0.0%           0     0.0%           0    0.0%           0    0.0%
                                                 -----------------   ------------------   -----------------   -----------------
      Total business asset disposal                  (451)  -0.1%        (451)   -0.1%        (451)  -0.1%        (451)  -0.1%

Investing activities
    Capital expenditures
      Pizza Hut                                     9,477    1.7%       9,396     1.7%       9,315    1.7%       9,234    1.6%
      Pizza Hut reimaging                          18,000    3.3%      18,000     3.2%      18,000    3.2%      18,000    3.2%
      Tony Roma's                                       0    0.0%           0     0.0%           0    0.0%           0    0.0%
      Corporate                                       500    0.1%         500     0.1%         500    0.1%         500    0.1%
                                                 -----------------   ------------------   -----------------   -----------------
         Total capital expenditures                27,977    5.1%      27,896     5.0%      27,815    5.0%      27,734    4.9%
    Changes in other assets, net                        0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Shareholder distributions                           0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Minority interest                                   0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Acquisitions                                        0    0.0%           0     0.0%           0    0.0%           0    0.0%
                                                 -----------------   ------------------   -----------------   -----------------
      Cash used in investing activities            27,977    5.1%      27,896     5.0%      27,815    5.0%      27,734    4.9%

Financing activities
    Sale-leaseback proceeds                             0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Other debt retirement                               0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Issuance of long-term debt                          0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Other (treasury stock, options)                     0    0.0%           0     0.0%           0    0.0%           0    0.0%
    Net borrowings on revolver                    (34,052)  -6.2%      (4,245)   -0.8%           0    0.0%           0    0.0%
                                                 -----------------   ------------------   -----------------   -----------------
      Cash (Used by) from Financing               (34,052)  -6.2%      (4,245)   -0.8%           0    0.0%           0    0.0%
                                                 -----------------   ------------------   -----------------   -----------------

Net cash provided (used)                           34,052    6.2%      36,313     6.5%      37,391    6.7%      38,387    6.8%
                                                 =================   ==================   =================   =================

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

DEBT SUMMARY                                        FY 2008E             FY 2009E            FY 2010E            FY 2011E
------------                                    -----------------   ------------------   -----------------   -----------------
Debt - beginning of year
    Prudential - 9.09%                                0                   0                    0                   0
    Prudential Shelf - 8.02%                          0                   0                    0                   0
    Pacific Mutual - 6.35%                            0                   0                    0                   0
    Prudential - 6.96%                                0                   0                    0                   0
    Am General / NWML - 7.94%                         0                   0                    0                   0
    Private Placement #1 - 8.00%                      0                   0                    0                   0
    Private Placement #2 - 8.00%                      0                   0                    0                   0
    Texas Commerce Bank (floating)               38,297               4,245                    0                   0
                                                --------            --------             --------            --------
      Total - beginning of year                  38,297               4,245                    0                   0

Payments
    Prudential - 9.09%                                0                   0                    0                   0
    Prudential Shelf - 8.02%                          0                   0                    0                   0
    Pacific Mutual - 6.35%                            0                   0                    0                   0
    Prudential - 6.96%                                0                   0                    0                   0
    Am General / NWML - 7.94%                         0                   0                    0                   0
    Private Placement #1 - 8.00%                      0                   0                    0                   0
    Private Placement #2 - 8.00%                      0                   0                    0                   0
    Texas Commerce Bank (floating)               34,052               4,245                    0                   0
                                                --------            --------             --------            --------
      Total payments                             34,052               4,245                    0                   0

Borrowings
    Prudential - 9.09%                                0                   0                    0                   0
    Prudential Shelf - 8.02%                          0                   0                    0                   0
    Pacific Mutual - 6.35%                            0                   0                    0                   0
    Mass. (Pacific) Mutual - 7.58%                    0                   0                    0                   0
    Prudential - 6.96%                                0                   0                    0                   0
    TR Acq. Note (floating)                           0                   0                    0                   0
    Am General / NWML - 7.94%                         0                   0                    0                   0
    Private Placement #1 - 8.00%                      0                   0                    0                   0
    Private Placement #2 - 8.00%                      0                   0                    0                   0
    Texas Commerce Bank (floating)                    0                   0                    0                   0
                                                --------            --------             --------            --------
      Total borrowings                                0                   0                    0                   0

Debt - end of year
    Prudential - 9.09%                                0                   0                    0                   0
    Prudential Shelf - 8.02%                          0                   0                    0                   0
    Pacific Mutual - 6.35%                            0                   0                    0                   0
    Prudential - 6.96%                                0                   0                    0                   0
    Am General / NWML - 7.94%                         0                   0                    0                   0
    Private Placement #1 - 8.00%                      0                   0                    0                   0
    Private Placement #2 - 8.00%                      0                   0                    0                   0
    Revolver (floating)                           4,245                   0                    0                   0
                                                --------            --------             --------            --------
      Total - end of year                         4,245                   0                    0                   0

Interest expense
    Prudential - 9.09%                            9.09%       0       9.09%        0       9.09%       0       9.09%       0
    Prudential Shelf - 8.02%                      8.02%       0       8.02%        0       8.02%       0       8.02%       0
    Pacific Mutual - 6.35%                        6.35%       0       6.35%        0       6.35%       0       6.35%       0
    Prudential - 6.96%                            6.96%       0       6.96%        0       6.96%       0       6.96%       0
    Am General / NWML - 7.94%                     7.94%       0       7.94%        0       7.94%       0       7.94%       0
    Private Placement #1 - 8.00%                  8.00%       0       8.00%        0       8.00%       0       8.00%       0
    Private Placement #2 - 8.00%                  8.00%       0       8.00%        0       8.00%       0       8.00%       0
    Revolver (floating)                           5.75%   1,223       5.75%      122       5.75%       0       5.75%       0
                                                -----------------   ------------------   -----------------   -----------------
                                                          1,223                  122                   0                   0
    Debt placement costs                                      0                    0                   0                   0
    Adjustment for 1/1/99 Acquisition                         0                    0                   0                   0
    Adjustment                                                0                    0                   0                   0
    Adjustment                                                0                    0                   0                   0
                                                        ---------            ---------            --------            --------
      Total interest expense                              1,223                  122                   0                   0


LEVERAGE ANALYSIS
-----------------
Operating Cashflow Multiple:
  Total Debt                                     4,245                   0                    0                   0
    EBITDA                                      78,421  14.2%       80,199  14.4%        81,141  14.5%       82,085  14.5%
    Acquisition EBITDA                               0                   0                    0                   0
                                               --------            --------             --------            --------
  Total EBITDA                                  78,421              80,199               81,141              82,085

                                               --------            --------             --------            --------
       EBITDA Multiple                            0.05                0.00                 0.00                0.00
                                               --------            --------             --------            --------

Coverage Ratios:

    EBITDA                                      78,421              80,199               81,141              82,085
    Rent                                        18,090              17,825               17,559              17,294
                                               --------            --------             --------            --------
     Fixed Income Available                     96,511              98,024               98,700              99,379
                                               --------            --------             --------            --------
    Fixed Charges                               19,313              17,947               17,559              17,294
                                               --------            --------             --------            --------
  Fixed Charge Coverage                           5.00                5.46                 5.62                5.75
                                               --------            --------             --------            --------

Debt to Total Capitalization:
  Beginning Equity                            #REF!                #REF!                #REF!               #REF!
  Earnings                                    #REF!                #REF!                #REF!               #REF!
  Non-Recurring Chrg/Gain After Tax                  0                   0                    0                   0
  Dividends                                          0                   0                    0                   0
                                               --------            --------             --------            --------
  Ending Equity                               #REF!                #REF!                #REF!               #REF!
  Plus:  Debt                                    4,245                   0                    0                   0
                                               --------            --------             --------            --------
    Total Capitalization                      #REF!                #REF!                #REF!               #REF!
                                               --------            --------             --------            --------
    Debt to Total Capital - GAAP                 #REF!               #REF!                #REF!               #REF!
                                               --------            --------             --------            --------

Dividend limitation:
     EBITDA - Cash Taxes-Maint Capex            54,926              56,086               57,042              58,038
     Principal+Interest                         13,223              12,122               12,000              12,000
                                               --------            --------             --------            --------
     Available Dividends at 1.25X               30,717              32,747               33,634              34,431
                                               --------            --------             --------            --------

NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

REIMAGING SUMMARY                                   FY 2008E     FY 2009E     FY 2010E     FY 2011E
-----------------                                 ------------ ------------ ------------ ------------
New stores
    Red Roof                                           0.0          0.0          0.0          0.0
    Restaurant-based delivery (RBD)                    0.0          0.0          0.0          0.0
    Delco                                              0.0          0.0          0.0          0.0
    Kiosk                                              0.0          0.0          0.0          0.0
    Main Path                                          0.0          0.0          0.0          0.0
    Small Town                                         0.0          0.0          0.0          0.0
                                                   --------     --------     --------     --------
      Total new stores                                 0.0          0.0          0.0          0.0

Closed stores
    Red Roof                                           5.8          5.8          5.8          5.8
    Restaurant-based delivery (RBD)                   17.3         17.3         17.3         17.3
    Delco                                              3.8          3.8          3.8          3.8
    Kiosk                                              0.0          0.0          0.0          0.0
    Main Path                                          0.0          0.0          0.0          0.0
    Small Town                                         0.0          0.0          0.0          0.0
                                                   --------     --------     --------     --------
      Total closed stores                             26.8         26.8         26.8         26.8

Reimaged stores
    Red Roof                                           5.0          5.0          5.0          5.0
    Restaurant-based delivery (RBD)                   15.0         15.0         15.0         15.0
    Delco                                              0.0          0.0          0.0          0.0
    Kiosk                                              0.0          0.0          0.0          0.0
    Main Path                                          0.0          0.0          0.0          0.0
    Small Town                                         0.0          0.0          0.0          0.0
                                                   --------     --------     --------     --------
      Total reimaged stores                           20.0         20.0         20.0         20.0

Change in number of stores
    Red Roof                                          (0.8)        (0.8)        (0.8)        (0.8)
    Restaurant-based delivery (RBD)                   (2.3)        (2.3)        (2.3)        (2.3)
    Delco                                             (3.8)        (3.8)        (3.8)        (3.8)
    Kiosk                                              0.0          0.0          0.0          0.0
    Main Path                                          0.0          0.0          0.0          0.0
    Small Town                                         0.0          0.0          0.0          0.0
                                                   --------     --------     --------     --------
      Total change in number of stores                (6.8)        (6.8)        (6.8)        (6.8)


NPC INTERNATIONAL, INC
Revised Management Forecast
(dollars in thousands)

REIMAGING SUMMARY                                         FY 2008E            FY 2009E            FY 2010E             FY 2011E
-----------------                                     ---------------     ----------------     ---------------     ---------------
Average annual store sales/existing
    Red Roof                                             520                 520                  520                 520
    Restaurant-based delivery (RBD)                      600                 600                  600                 600
    Delco                                                550                 550                  550                 550
    Kiosk                                                350                 350                  350                 350
    Main Path                                            580                 580                  580                 580
    Small Town                                           350                 350                  350                 350

Average annual store sales/reimaged
    Red Roof                                             780                 780                  780                 780
    Restaurant-based delivery (RBD)                      870                 870                  870                 870
    Delco                                                633                 633                  633                 633
    Kiosk                                                350                 350                  350                 350
    Main Path                                          1,015               1,015                1,015               1,015
    Small Town                                           350                 350                  350                 350

Sales impact from reimaging
    Annual sales                                       1,548               1,548                1,548               1,548
    Current year sales                                   774                 774                  774                 774

                                                                 Cost/               Cost/                Cost/               Cost/
Estimated closure impact                               Total     Unit       Total     Unit       Total    Unit       Total    Unit
    Net book value write-off                           1,605      60       1,605       60       1,605      60       1,605      60
    Cash cost of closure                                 401      15         401       15         401      15         401      15
                                                      ---------------     ----------------     ---------------     ---------------
                                                       2,006      75       2,006       75       2,006      75       2,006      75

Rent impact from reimaging
    Old store rent expense avoided                       465                 465                  465                 465
    Old store rent expense avoided - half year           233                 233                  233                 233

Cost of new stores
    Red Roof                                               0                   0                    0                   0
    Restaurant-based delivery (RBD)                        0                   0                    0                   0
    Delco                                                  0                   0                    0                   0
    Kiosk                                                  0                   0                    0                   0
    Main Path                                              0                   0                    0                   0
    Small Town                                             0                   0                    0                   0

Pre-opening expenses                          35 pc      700                 700                  700                 700

Franchise fee impact from reimaging                 Sales     Royalty    Sales    Royalty     Sales    Royalty    Sales    Royalty
    Sales removed at 6.5%                              5,800     145       5,800      145       5,800     145       5,800     145
    Impact year one                                    2,900      73       2,900       73       2,900      73       2,900      73


Acquisition Units                        # of Units         0                   0                    0                   0

Total new development cost                                  0                   0                    0                   0
Total replacement cost                                 18,000              18,000               18,000              18,000
Acquisition Unit Initial Capex                              0                   0                    0                   0
Maintenance Capex                                       9,477               9,396                9,315               9,234
                                                     ---------            --------            ---------           ---------
    Total Development & Capex                          27,477              27,396               27,315              27,234
                                                     ---------            --------            ---------           ---------

           PIZZA HUT DEPRECIATION
           ----------------------

           Development Depreciation:
             Full Year                                  1,183               1,183                1,183               1,183

             Half Year                                    591                 591                  591                 591

             Old Asset Depreciation - Full Year           465                 465                  465                 465

             Old Aset Depreciation - Half Year            233                 233                  233                 233

           Maintenance Depreciation:
                                                  -------------------   -----------------  -------------------  ------------------
                                                        FY 2004               FY 2004             FY 2004             FY 2004
                                                     Alloc.    Depr.      Alloc.   Depr.      Alloc.    Depr.     Alloc.    Depr.
                                                  -------------------   -----------------  -------------------  ------------------
           Annual Maintenance Cost:                     9,477               9,396                9,315               9,234
             Annual Building Maintenance                1,471               1,458                1,446               1,433
               Annual Building Depreciation             15.52%    210       15.52%    208        15.52%    207       15.52%    205
             Annual L/H Maintenance                     4,384               4,347                4,309               4,272
               Annual L/H Maint Depreciation            46.26%    626       46.26%    621        46.26%    616       46.26%    610
             Annual Equipment Maintenance               3,623               3,592                3,561               3,530
               Annual Equip Maint Depreciation          38.23%    518       38.23%    513        38.23%    509       38.23%    504
                                                  -------------------   -----------------  -------------------  ------------------
           Total Annual Maint./Depr.                    9,477   1,354       9,396   1,342        9,315   1,331       9,234   1,319
               Estimated Impact of Asset Retirement            (1,200)             (1,200)              (1,200)             (1,200)
                                                            ---------            --------            ---------           ---------
               Net Impact                                         154                 142                  131                 119
                                                            ---------            --------            ---------           ---------
               Initial Year Impact                                 77                  71                   65                  60

           Total Capex per Existing & Acq Units:           12                  12                   12                  12
           Total Initial Capex per Acq Units:              12                  12                   12                  12

           Acquisition #1 - Total Initial Capex             0                   0                    0                   0
           Acquisition #2
           Acquisition #3

DEPRECIATION SUMMARY:
--------------------

Tony Roma Depreciation (100 Region P&L Source)
Store Depreciation / Amortization                               0           0             0            0
Pre-Opening Amortization                                        0           0             0            0
Smallwares Amortization                                         0           0             0            0
Corporate Depreciation                                          0           0             0            0
Goodwill Amortization                                           0           0             0            0
Amortization of Intangibles                                     0           0             0            0
Acquisition #1                                                  0           0             0            0
Acquisition #2                                                  0           0             0            0
Acquisition #3                                                  0           0             0            0
New Development                                                 0           0             0            0
New Maintenance                                                 0           0             0            0
                                                            ------      ------        ------       -------
  Total Roma's Depr./Amort.                                     0           0             0            0
                                                            ------      ------        ------       -------

   * Assumes that 60% of the new depreciation created by new development and maintenance capex will be offset by that depreciation dropping off. Depreciation is shown as being dropped off in the "Store Depreciation" category.

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX C





                         Discounted Cash Flow Analysis

NPC INTERNATIONAL, INC.
Discounted Cash Flow Analysis
For The Years Ending March 31, 2002 - 2007

--------------------------------------------------  ---------------------------------------------------------------
                                                            2002P                2003P               2004P
                                                      -------------------  ------------------  -------------------
            Summary Income Statement                    $000       %         $000       %        $000       %
--------------------------------------------------  ---------------------------------------------------------------
Sales                                                   520,473   100.0%     525,550  100.0%     530,626   100.0%

Store costs and expenses                                438,245    84.2%     444,592   84.6%     450,432    84.9%
                                                      -------------------  ------------------  -------------------
      Internal store profit                              82,228    15.8%      80,958   15.4%      80,194    15.1%

General and administrative expenses                      25,753     4.9%      26,485    5.0%      26,819     5.1%
Pre-opening expenses                                        700     0.1%         700    0.1%         700     0.1%
Corporate depreciation/amortization                       9,923     1.9%       9,938    1.9%       9,954     1.9%
                                                      -------------------  ------------------  -------------------
      Operating income (EBIT)                            45,852     8.8%      43,835    8.3%      42,721     8.1%

Income taxes @                         35.0%             16,048     3.1%      15,342    2.9%      14,952     2.8%
                                                      -------------------  ------------------  -------------------
      Net operating profit after taxes (NOPAT)           29,804     5.7%      28,493    5.4%      27,769     5.2%
                                                      ===================  ==================  ===================

EBITDA                                                   76,763    14.7%      75,696   14.4%      75,521    14.2%
                                                      ===================  ==================  ===================

--------------------------------------------------  ---------------------------------------------------------------

           Summary Cash Flow Statement
--------------------------------------------------  ---------------------------------------------------------------

Sources of cash
    Net operating profit after taxes (NOPAT)             29,804     5.7%      28,493    5.4%      27,769     5.2%
    Depreciation and amortization                        30,911     5.9%      31,861    6.1%      32,800     6.2%
                                                      -------------------  ------------------  -------------------
      Total sources of cash                              60,715    11.7%      60,354   11.5%      60,569    11.4%

Uses of cash
    Capital expenditures                5.0%             29,463     5.7%      28,382    5.4%      28,301     5.3%
    Disposed business continuing outflow                    493     0.1%         500    0.1%         540     0.1%
    Incremental working capital        -5.0%                782     0.2%         254    0.0%         254     0.0%
                                                      -------------------  ------------------  -------------------
      Total uses of cash                                 30,738     5.9%      29,136    5.5%      29,095     5.5%
                                                      -------------------  ------------------  -------------------
        Net cash flow                                    29,976     5.8%      31,218    5.9%      31,474     5.9%
                                                      ===================  ==================  ===================

-------------------------------------------------- --------------------------------------------------------------
                                                          2005P               2006P                2007P
                                                    ------------------  -------------------  ------------------
            Summary Income Statement                  $000       %        $000       %         $000       %
-------------------------------------------------- --------------------------------------------------------------

Sales                                               535,700  100.0%     540,771   100.0%     545,837  100.0%

Store costs and expenses                            455,213   85.0%     459,771    85.0%     464,151   85.0%
                                                    ------------------  -------------------  ------------------
      Internal store profit                          80,487   15.0%      81,000    15.0%      81,686   15.0%

General and administrative expenses                  27,588    5.1%      28,466     5.3%      29,364    5.4%
Pre-opening expenses                                    700    0.1%         700     0.1%         700    0.1%
Corporate depreciation/amortization                   9,971    1.9%       9,988     1.8%      10,005    1.8%
                                                    ------------------  -------------------  ------------------
      Operating income (EBIT)                        42,228    7.9%      41,846     7.7%      41,617    7.6%

Income taxes @                         35.0%         14,780    2.8%      14,646     2.7%      14,566    2.7%
                                                    ------------------  -------------------  ------------------
      Net operating profit after taxes (NOPAT)       27,448    5.1%      27,200     5.0%      27,051    5.0%
                                                    ==================  ===================  ==================

EBITDA                                               75,956   14.2%      76,492    14.1%      77,168   14.1%
                                                    ==================  ===================  ==================

-------------------------------------------------- -------------------------------------------------------------

           Summary Cash Flow Statement
-------------------------------------------------- -------------------------------------------------------------

Sources of cash
    Net operating profit after taxes (NOPAT)           27,448    5.1%      27,200     5.0%      27,051    5.0%
    Depreciation and amortization                      33,728    6.3%      34,645     6.4%      35,551    6.5%
                                                    ------------------  -------------------  ------------------
      Total sources of cash                            61,176   11.4%      61,845    11.4%      62,602   11.5%

Uses of cash
    Capital expenditures                5.0%           28,220    5.3%      28,139     5.2%      37,329    6.8%
    Disposed business continuing outflow                  516    0.1%         451     0.1%         451    0.1%
    Incremental working capital        -5.0%              254    0.0%         254     0.0%         253    0.0%
                                                    ------------------  -------------------  ------------------
      Total uses of cash                               28,990    5.4%      28,844     5.3%      38,033    7.0%
                                                    ------------------  -------------------  ------------------
        Net cash flow                                  32,187    6.0%      33,001     6.1%      24,569    4.5%
                                                    ==================  ===================  ==================
--------------------------------------------------  ------------------------------------------------------------

NPC INTERNATIONAL, INC.
Discount Cash Flow Analysis
For the Years Ending March 31, 2002 - 2007

--------------------------------------------------  -------------------------------------------------------------------------------
                                                                             Weighted Average Cost of Capital
              Summary of Valuations                        10.50%              11.00%               11.50%              12.00%
--------------------------------------------------  -------------------------------------------------------------------------------
Present value of fiscal 2002 - 2007 cash flows             137,852             136,204              134,590             133,010

PV of perpetuity component                3.0%             194,838             178,181              163,605             150,760
                                          5.0%             270,848             242,188              218,100             197,598

PV of terminal value component            5.5X             245,080             239,069              233,232             227,563
                                          6.0X             267,360             260,803              254,435             248,250

Total enterprise value                    3.0%             332,690             314,385              298,195             283,770
                                          5.0%             408,700             378,392              352,690             330,608

                                          5.5X             382,932             375,273              367,822             360,572
                                          6.0X             405,212             397,007              389,025             381,260

Equity value based on:
    Debt (net of cash and Romacorp)       3.0%             146,590             128,285              112,095              97,670
                  186,100                 5.0%             222,600             192,292              166,590             144,508

                                          5.5X             196,832             189,173              181,722             174,472
                                          6.0X             219,112             210,907              202,925             195,160

    Shares outstanding                    3.0%            $   6.71           $    5.87            $    5.13           $    4.47
                   21,849                 5.0%            $  10.19           $    8.80            $    7.62           $    6.61

                                          5.5X            $   9.01           $    8.66            $    8.32           $    7.99
                                          6.0X            $  10.03           $    9.65            $    9.29           $    8.93

    Impact of vested options              3.0%            $   6.70           $    5.87            $    5.13           $    4.47
                                          5.0%            $  10.08           $    8.73            $    7.59           $    6.60

                                          5.5X            $   8.93           $    8.59            $    8.26           $    7.94
                                          6.0X            $   9.92           $    9.56            $    9.20           $    8.86
--------------------------------------------------  -------------------------------------------------------------------------------

NPC INTERNATIONAL, INC.
Discounted Cash Flow Analysis
For the Years Ending March 31, 2002-2007

--------------------------------------------------  -------------------------------------------------------------------------------
           Summary of Cost of Capital
--------------------------------------------------  -------------------------------------------------------------------------------
Cost of debt
    Estimated average rate              8.0%
    Effective tax rate                 #REF!
      After-tax cost of debt           #REF!

Cost of equity
    Risk-free rate (20-year T-Bond)     5.6%          U.S. 20-year Treasury Bond yield as of April 2, 2001
    Levered beta                        0.9           Peer group - higher than average
    Market premium                      7.8%          Ibbotson Associates "SBBI Valuation Edition 2001 Yearbook" - S & P 500 Market
                                                      Benchmark
    Small-stock premium                 1.6%          Ibbotson Associates "SBBI Valuation Edition 2001 Yearbook" - Market
                                                      capitalization between $85 and $333 million
      After-tax cost of equity         14.2%

Weighted average cost of capital
    Debt-to-capital ratio              33.3%          Peer group - more leveraged than average
    Equity-to-capital ratio            66.7%          Peer group - more leveraged than average
      WACC                             #REF!
--------------------------------------------------  -------------------------------------------------------------------------------

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX D


                           Leveraged Buyout Analysis

NPC INTERNATIONAL, INC.
Leveraged Buyout Analysis
For The Years Ending March 31, 2002 - 2007


          ----------------------------------------------------------------------
                   INTERNAL RATE OF RETURN SUMMARY - $6.00 PER SHARE
          ----------------------------------------------------------------------

                                                      Subdebt IRR
                                             -------------------------------

                                               15.0%     18.0%      20.0%

               EBITDA Exit Multiple 5.5 X      24.2%     24.1%      24.0%

                                    6.0 X      26.6%     26.5%      26.5%

          ----------------------------------------------------------------------


          ----------------------------------------------------------------------

                   INTERNAL RATE OF RETURN SUMMARY - $7.00 PER SHARE
          ----------------------------------------------------------------------

                                                        Subdebt IRR
                                             -----------------------------------
                                               15.0%     18.0%      20.0%

               EBITDA Exit Multiple 5.5 X      20.1%     19.8%      19.6%

                                    6.0 X      22.5%     22.3%      22.1%

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                   INTERNAL RATE OF RETURN SUMMARY - $8.00 PER SHARE
          ----------------------------------------------------------------------

                                                      Subdebt IRR
                                             -------------------------------

                                               15.0%     18.0%      20.0%

               EBITDA Exit Multiple 5.5 X      16.4%     16.0%      15.6%

                                    6.0 X      18.9%     18.5%      18.2%

          ----------------------------------------------------------------------

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX E




                     Comparable Public Companies Analysis

                                  APPENDIX E
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


--------------------------------------------------------------------------------
Dividend Policy

  . According to the Quarterly Journal of Business and Economics (Spring 1999,
    Baker and Powell), research in finance is divided over the impact dividends play in affecting a company's stock price in the long run. Studies concluding that dividends do not impact prices include:

    -  Miller and Modigliani (1961)
    -  Black and Scholes (1974)
    -  Miller and Scholes (1978)
    -  Jose and Stevens (1989)

    Others have taken the opposite position, including:

    -  Long (1978)
    -  Sterk and Vandenberg (1990)

  . Survey research by Farrelly, Baker, and Edelman (1985) shows that corporate managers typically do believe that dividend policy affects a firm's value and that an optimal level of dividend payout exists.

    - Signaling is seen as the primary role for changes in a company's dividend policy.
    - Current findings also confirm managers' perceptions, first reported by Lintner, that the stock market values stable dividends rather than stable payout ratios.
    - Research analysts, however, have come to view dividends as a fixed charge that limits management's ability to use cash flows from operations to finance investments or acquisitions (according to San Francisco-based investment advisors Spare, Kaplan, Bischel & Associates, quoted in Investor Relations Business, February 1, 1999).


  . Since peaking in 1979-1980 at a yield of 5.7 percent, dividend yields have gradually drifted lower: in 1990, the dividend yield of the S&P 500 was 3.4 percent; in 1995, 2.9 percent; and in 1999, 1.4 percent. Moreover, in recent years dividends have comprised a much smaller portion of total shareholder returns than they have historically. Over the 1995-1999 period, yield has represented eight percent of the return on the S&P 500 versus 34 percent for the 1926-1999 period (Directors and Boards, Fall 2000, Escherich).

                                  APPENDIX E
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION



--------------------------------------------------------------------------------
STOCK REPURCHASES

  . A study of stock buyback programs undertaken between January 1, 1991 and December 31, 1996 by the Financial Executives Research Foundation (Badrinath and Varaiyat) found that:

    - Stock prices of repurchasing firms rose at the same rate as industry averages in the three years following a buyback; and
    - Earnings per share (EPS) at buyback firms rose after buybacks, but EPS growth of nonrepurchasing firms in the same industry rose even faster during the same period.

  . Repurchases are generally associated with temporary increases in cash flow, while dividends are more closely correlated with increases that seem permanent (according to Barron's, November 1, 1999).

  . NPC International has been actively repurchasing its own common stock for the past several years. Not only has this practice not significantly impacted the Company's stock price, but according to Troy Cook, NPC International's Chief Financial Officer, the Company has "actually purchased large blocks (blocks greater than say 25,000 shares) at a discount to the bid and in some cases a significant discount to the bid. We have been able to accomplish this largely because of the lack of liquidity in our stock. In the summer of fiscal 2001 we purchased stock from investors at a discount off the bid of as much as 10%." Announcements since the beginning of 1998 were made on July 27, 1998, December 13, 1999, and October 23, 2000.

NPC International, Inc.
--------------------------------------------------------------------------------

Comparable Public Company Analysis -- Summary
(in millions of dollars, except per-share data)

--------------------------------------   ------------------------------------------------------------
                                               NPC                          Equity       Value per
                                           Int'l, Inc.    Multiple/(1)/      Value         Share
--------------------------------------   ------------------------------------------------------------
Last Fiscal Year
    Sales                                        $455.6           0.8          $160.2          $7.33
    EBITDA                                        $72.5           5.4          $205.5          $9.41
    EBIT                                          $45.6           7.2          $142.6          $6.53
    Net Income                                    $22.9           9.6          $220.0         $10.07
    EPS                                           $0.95           9.6                          $9.12

Last Twelve Months
    Sales                                        $494.2           0.7          $159.9          $7.32
    EBITDA                                        $76.3           5.4          $225.9         $10.34
    EBIT                                          $46.7           7.2          $150.1          $6.87
    Net Income                                    $21.6           9.3          $201.3          $9.21
    EPS                                           $0.97           9.3                          $9.02

Estimated Current Fiscal EPS/(2)/                 $1.02          10.8                         $11.02

Projected Next Fiscal EPS/(2)/                    $0.97           9.4                          $9.12
--------------------------------------   --------------------------------------------------------------

--------------------------------------   --------------------------------------------------------------
Average                                                                        $183.2          $8.78
--------------------------------------   --------------------------------------------------------------

(1)  Equal to second lowest multiple among peer group

(2)  Based on Management's forecast

                                  APPENDICES
                   NPC INTERNATIONAL, INC.: FAIRNESS OPINION


APPENDIX F






            Comparable Merger and Acquisition Transactions Analysis

NPC International, Inc.
--------------------------------------------------------------------------------
Comparable Merger and Acquisition Transaction Analysis -- Summary
(in millions of dollars, except per-share data)

-----------------------------      --------------------------------------------------------
                                        NPC         Multiple/       Equity       Value per
                                    Int'l, Inc.       Premium       Value          Share
-----------------------------      --------------------------------------------------------
Completed Transactions
  Sales                                $494.2            0.5         $ 78.8        $ 3.61
  EBITDA                               $ 76.3            5.4         $224.4        $10.27
  EBIT                                 $ 46.7            8.0         $188.4        $ 8.62

Pending Transactions
  Sales                                $494.2            0.6         $ 90.9        $ 4.16
  EBITDA                               $ 76.3            4.8         $183.7        $ 8.41
  EBIT                                 $ 46.7            8.4         $206.5        $ 9.45

Stock Price Premium Analysis
  1 Day Prior                          $ 8.78           13.1%                      $ 9.93
  1 Week Prior                         $ 8.78           11.9%                      $ 9.82
  4 Weeks Prior                        $ 8.78           19.7%                      $10.51

Minority Buyout Transactions
  1 Day Prior                          $ 8.78           19.7%                      $10.51
  30 Days Prior                        $ 8.78           27.1%                      $11.16
-----------------------------      --------------------------------------------------------
-----------------------------      --------------------------------------------------------
Average                                                              $162.1        $ 8.77
-----------------------------      --------------------------------------------------------

Selected Minority Buyout Transactions Since 1990/(a)/
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     Date                                                                                     Premium             Premium
   Announced                     Target                          Acquiror                  1 Day Prior        30 Days Prior
----------------------------------------------------------------------------------------------------------------------------
24-Apr-2000          Cherry Corp                    Investor Group                      103.1%                44.7%
----------------------------------------------------------------------------------------------------------------------------
31-Jan-2000          Thermedics                     Thermo Electron Corp                 76.3%               105.7%
----------------------------------------------------------------------------------------------------------------------------
31-Jan-2000          Thermo BioAnalysis             Thermo Instrument Systems Inc        51.4%                49.3%
----------------------------------------------------------------------------------------------------------------------------
31-Jan-2000          Thermo Optek Corp              Thermo Instrument Systems Inc         6.7%                28.3%
----------------------------------------------------------------------------------------------------------------------------
31-Jan-2000          ThermoQuest Corp               Thermo Instrument Systems Inc        36.0%                64.8%
----------------------------------------------------------------------------------------------------------------------------
19-Jan-2000          Trigen Energy Corp             Elyo                                 38.2%                36.7%
----------------------------------------------------------------------------------------------------------------------------
17-Dec-1999          ThermoTrex Corp                Thermo Electron Corp                 -5.6%                 8.3%
----------------------------------------------------------------------------------------------------------------------------
16-Nov-1999          Thermo TerraTech Inc           Thermo Electron Corp                -11.1%                11.6%
----------------------------------------------------------------------------------------------------------------------------
5-Nov-1999           PEC Israel Economic Corp       Discount Investment Corp              0.2%                 7.0%
----------------------------------------------------------------------------------------------------------------------------
21-May-1999          ThermoSpectra                  Thermo Instrument Systems Inc        39.1%                52.4%
----------------------------------------------------------------------------------------------------------------------------
5-May-1999           Thermo Power Corp              Thermo Electron Corp                  5.5%                18.5%
----------------------------------------------------------------------------------------------------------------------------
12-Apr-1999          Meadowcraft Inc                Investor Group                       64.9%                75.8%
----------------------------------------------------------------------------------------------------------------------------
1-Apr-1999           Aqua Alliance Inc              Vivendi SA                           28.9%               110.9%
----------------------------------------------------------------------------------------------------------------------------
30-Dec-1998          First Banks America Inc, TX    First Banks Inc                      24.9%                16.5%
----------------------------------------------------------------------------------------------------------------------------
3-Dec-1998           Banner Aerospace Inc           Fairchild Corp                       25.7%                41.9%
----------------------------------------------------------------------------------------------------------------------------
12-Nov-1998          Aquila Gas Pipeline Corp       UtiliCorp United Inc                 23.1%                36.2%
----------------------------------------------------------------------------------------------------------------------------
22-Oct-1998          BA Merchant Svcs               Bank of America National Trust       47.1%                69.1%
----------------------------------------------------------------------------------------------------------------------------
21-Oct-1998          Capital Factors Holdings Inc   Union Planters Bk Nat Assoc           6.7%                 9.4%
----------------------------------------------------------------------------------------------------------------------------
16-Oct-1998          BRC Holdings Inc               Affiliated Computer Servbices        17.1%                21.6%
----------------------------------------------------------------------------------------------------------------------------
23-Sep-1998          J&L Specialty Steel Inc        Usinor SA                           100.2%                17.3%
----------------------------------------------------------------------------------------------------------------------------
23-Sep-1998          Ryerson Tull Inc               Inland Steel Industries Inc         -41.0%               -53.3%
----------------------------------------------------------------------------------------------------------------------------
8-Sep-1998           PEC Israel Economic Corp       Investor Group                       60.0%                44.9%
----------------------------------------------------------------------------------------------------------------------------
7-Jul-1998           Life Technologies Inc          Dexter Corp                          25.2%                14.2%
----------------------------------------------------------------------------------------------------------------------------
17-Mar-1998          BET Holdings Inc               Investor Group                        4.0%                13.8%
----------------------------------------------------------------------------------------------------------------------------
5-Mar-1998           XLConnect Solutions Inc        Xerox Corp                          -11.1%                27.5%
----------------------------------------------------------------------------------------------------------------------------
22-Jan-1998          BT Office Products Intl Inc    Koninklijke KNP BT NV                32.5%                77.4%
----------------------------------------------------------------------------------------------------------------------------
8-Jan-1998           Rayonier Timberlands LP        Rayonier Inc                         11.2%               -14.0%
----------------------------------------------------------------------------------------------------------------------------
18-Sep-1997          Guaranty National Corp         Orion Capital Corp                   10.8%                31.5%
----------------------------------------------------------------------------------------------------------------------------
2-Jun-1997           Acordia Inc                    Anthem Inc                           12.7%                26.5%
----------------------------------------------------------------------------------------------------------------------------
22-May-1997          Chaparral Steel Co             Texas Industries Inc                 20.4%                24.0%
----------------------------------------------------------------------------------------------------------------------------
14-May-1997          Enron Global Power & Pipelines Enron Corp                           11.8%                23.0%
----------------------------------------------------------------------------------------------------------------------------
20-Feb-1997          NHP Inc                        Apartment Investment & Mgmt Co       28.3%                22.3%
----------------------------------------------------------------------------------------------------------------------------
28-Jan-1997          Calgene Inc                    Monsanto Co                          62.0%                43.8%
----------------------------------------------------------------------------------------------------------------------------
21-Jan-1997          Mafco Consolidated Croup       Mafco Holdings inc                   23.5%                24.1%
----------------------------------------------------------------------------------------------------------------------------
13-Jan-1997          Zurich Reinsurance Centre      Zurich Versicherungs GmbH            17.1%                17.1%
----------------------------------------------------------------------------------------------------------------------------

Selected Minority Buyout Transactions Since 1990/(a)/
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
     Dated                                                                                   Premium              Premium
   Announced                        Target                       Acquiror                 1 Day Prior          30 Days Prior
----------------------------------------------------------------------------------------------------------------------------
10-Oct-1996          WCI Steel Inc                  Renco Group inc                      17.6%                90.5%
----------------------------------------------------------------------------------------------------------------------------
9-Sep-1996           Crocker Realty Trus Inc        Highwoods Properties Inc               NA                  2.2%
----------------------------------------------------------------------------------------------------------------------------
27-May-1996          SySemix Inc                    Novartis AG                           4.7%                59.2%
----------------------------------------------------------------------------------------------------------------------------
26-Sep-1995          SCOR US Corp                   SCOR                                 37.1%                37.1%
----------------------------------------------------------------------------------------------------------------------------
14-Jul-1995          REN Corp-USA                   CODE Laboratories                    27.0%                39.1%
----------------------------------------------------------------------------------------------------------------------------
19-May-1995          BIC Corp                       BIC SA                               13.3%                26.6%
----------------------------------------------------------------------------------------------------------------------------
5-Apr-1995           Club Med Inc                   Club Mediterranee SA                 41.4%                45.5%
----------------------------------------------------------------------------------------------------------------------------
24-Aug-1994          Castle & Cooke Homes Inc       Dole Food Co inc                     35.5%                38.5%
----------------------------------------------------------------------------------------------------------------------------
6-Jun-1994           Ogden Projects Inc             Ogden Corp                            5.8%                20.5%
----------------------------------------------------------------------------------------------------------------------------
5-May-1994           General Cable                  Wassall PLC                          17.1%                20.0%
----------------------------------------------------------------------------------------------------------------------------
26-Apr-1994          Diamond Shamrock Offshore      Burlington Resources Inc             -3.1%                 5.4%
----------------------------------------------------------------------------------------------------------------------------
1-Mar-1994           FoxMeyer Corp                  National Intergroup Inc               7.1%                11.2%
----------------------------------------------------------------------------------------------------------------------------
13-Oct-1993          Medical Marketing Group Inc    Medco Containment Services Inc      -17.8%                -7.5%
----------------------------------------------------------------------------------------------------------------------------
26-Apr-1993          Southeastern Public Service Co DWG Corp                             65.2%                70.7%
----------------------------------------------------------------------------------------------------------------------------
18-Feb-1993          Sahara Casino Partners LP      Saraha Resorts                       -4.0%                 5.1%
----------------------------------------------------------------------------------------------------------------------------
13-Nov-1992          Brand Cos Inc                  Rust International Inc                4.9%                 4.9%
----------------------------------------------------------------------------------------------------------------------------
17-Aug-1992          PHLCORP Inc                    Leucadia National Corp               12.1%                28.9%
----------------------------------------------------------------------------------------------------------------------------
2-Mar-1992           Grace Energy Corp              WR Grace & Co                        31.0%                38.2%
----------------------------------------------------------------------------------------------------------------------------
6-Feb-1992           Spelling Entertainment Inc     Charter Co                           -9.4%                -9.4%
----------------------------------------------------------------------------------------------------------------------------
18-Sep-1991          Arkla Exploration Co           Arkla Inc                             8.4%                30.0%
----------------------------------------------------------------------------------------------------------------------------
1-Mar-1991           Metcalf & Eddy Cos Inc         Air & Water Technologies Corp        22.2%                60.4%
----------------------------------------------------------------------------------------------------------------------------
3-Jan-1991           Ocean Drilling & Exploration   Murphy Oil Corp                      14.1%                15.8%
----------------------------------------------------------------------------------------------------------------------------
19-Jul-1990          Ceasars New Jersey Inc         Caesers World Inc                    40.0%                40.0%
----------------------------------------------------------------------------------------------------------------------------
12-Jul-1990          TVX Broadcast Group Inc        Paramount Communications             26.7%                 NA
----------------------------------------------------------------------------------------------------------------------------
6-Jul-1990           Mack Trucks Inc                Renault Vehicules Industriels        19.0%                25.0%
----------------------------------------------------------------------------------------------------------------------------
17-May-1990          DST Systems Inc                Kansas City Southern Inds Inc        24.3%                54.6%
----------------------------------------------------------------------------------------------------------------------------

                                                    ------------------------------------------------------------------------
                                                    Median                               19.7%                27.1%
                                                    ------------------------------------------------------------------------
                                                    Average                              23.1%                31.7%
                                                    ------------------------------------------------------------------------
                                                    Minimum                             -41.0%               -53.3%
                                                    ------------------------------------------------------------------------
                                                    25th Percentile                      6.7%                 15.4%
                                                    ------------------------------------------------------------------------

(a) Source: Thomson Financial Securities data and FactSet Research Systems, Inc. Based on 61 transactions with enterprise values between $250.0 million and $1.0 billion.

Premium Analysis
--------------------------------------------------------------------------------
Search Criteria:                    Last Date Updated:  April 06 2001
Target Nation: United States
Target Status: Public
Target SIC Code: 5812,5813
Deal Status: Completed
Deal Value:  $20 million - $1,000 million
Date Effective/Unconditional:  01/01/97

-----------------------------------------------------------------------------------------------------------------------------------

Date       Date        Target                         Target                           Acquiror
Announced  Effective   Name                           Business                         Name                         % Acquired
-----------------------------------------------------------------------------------------------------------------------------------
06 Oct 00  20 Dec 00   Taco Cabana Inc                Own,op Mexican                   Carrols Corp                 100.00
                                                      restaurants
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 00  01 Dec 00   Rainforest Cafe Inc            Own,op cafes                     Landry's Seafood
                                                                                       Restaurants Inc               95.50
-----------------------------------------------------------------------------------------------------------------------------------
05 Jun 00  28 Sep 00   Buffets Inc                    Own and operate                  Investor Group
                                                      restaurants                                                   100.00
-----------------------------------------------------------------------------------------------------------------------------------
26 Jul 99  02 Sep 99   Host Marriott Services         Own,op concession                Autogrill                    100.00
                       Corp                           stands
-----------------------------------------------------------------------------------------------------------------------------------
19 Mar 99  13 Aug 99   Rock Bottom                    Own,op restaurants               RB Capital Inc
                       Restaurants Inc                                                                               72.00
-----------------------------------------------------------------------------------------------------------------------------------
09 Feb 99  08 Jul 99   Coffee People Inc              Own and operate                  Diedrich Coffee Inc
                       (Second Cup Ltd)               coffee shops                                                 100.00
-----------------------------------------------------------------------------------------------------------------------------------
29 Jan 99  09 Aug 99   Rally's Hamburgers Inc         Own,op drive-through             Checkers Drive-In
                                                      rests                            Restaurants Inc              100.00
-----------------------------------------------------------------------------------------------------------------------------------
11 Dec 98  16 Feb 99   Logans Roadhouse Inc           Own,operate restaurants          Cracker Barrel Old
                                                                                       Country Store Inc            100.00
-----------------------------------------------------------------------------------------------------------------------------------
03 Dec 98  05 Apr 99   Back Bay Restaurants           Own,op Italian restaurants       SRC Holdings                 100.00
                       Group Inc
-----------------------------------------------------------------------------------------------------------------------------------
25 Nov 98  29 Sep 99   Sbarro Inc                     Operate, franchise               Investor Group                65.00
                                                      restaurants
-----------------------------------------------------------------------------------------------------------------------------------
18 Sep 98  25 Jan 99   Spaghetti Warehouse, Inc.      Operate Italian restaurants      Consolidated Restaurant
                                                                                       Cos(Craken Harkey & CO LLC)  100.00
-----------------------------------------------------------------------------------------------------------------------------------
04 Jun 98  20 Jul 98   Pollo Tropical Inc             Own and operate restaurants      Carrols Corp                 100.00
-----------------------------------------------------------------------------------------------------------------------------------
23 Apr 98  31 Jul 98   Morrison Restaurants Inc       Own,operate eating places        Piccadilly Cafeterias Inc    100.00
-----------------------------------------------------------------------------------------------------------------------------------
03 Apr 98  21 Jul 98   Bertucci's Inc                 Own and operate restaurants      NE Restaurant Co Inc         100.00
-----------------------------------------------------------------------------------------------------------------------------------
12 Dec 97  10 Sep 98   Timber Lodge Steakhouse        Own,op restaurants               Santa Barbara
                                                                                       Restaurant Group             100.00
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 97  03 Feb 98   Sagebrush Inc                  Own and operate eating places    WSMP Inc                     100.00
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 97  28 Apr 98   Skyline Chili Inc              Operate,franchise restaurants    Investor Group               100.00
-----------------------------------------------------------------------------------------------------------------------------------
23 Sep 97  22 Jan 98   El Chico Restaurants Inc       Own and operate restaurants      Investor Group               100.00
-----------------------------------------------------------------------------------------------------------------------------------
05 Sep 97  03 Apr 98   DavCo Restaurants Inc          Own,op Wendy's restaurants       Investor Group               100.00
-----------------------------------------------------------------------------------------------------------------------------------
04 Aug 97  23 Dec 97   Perkins Family Restaurant LP   Own,op franchised restaurants    Restaurant Co                 52.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Deal                  Stock      Stock      Stock       Price 1   Price 1  Price 4
Date       Date        Target                    Value      Price Per  Premium    Premium 1  Premium 4   Day       Week     Weeks
Announced  Effective   Name                      ($US Mil)  Share      1 Day (%)  Week (%)   Weeks (%)   Prior     Prior    Prior
-----------------------------------------------------------------------------------------------------------------------------------
06 Oct 00  20 Dec 00   Taco Cabana Inc           151.41      9.04      117.50     109.62     103.00       4.16      4.31     4.45
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 00  01 Dec 00   Rainforest Cafe Inc        70.77      3.25       60.00      57.58      14.29       2.03      2.06     2.84
-----------------------------------------------------------------------------------------------------------------------------------
05 Jun 00  28 Sep 00   Buffets Inc               646.76     13.85       14.23      27.36      23.11      12.13     10.88    11.25
-----------------------------------------------------------------------------------------------------------------------------------
26 Jul 99  02 Sep 99   Host Marriott Services
                       Corp                      547.29     15.75       61.54      73.79     101.60       9.75      9.06     7.81
-----------------------------------------------------------------------------------------------------------------------------------
19 Mar 99  13 Aug 99   Rock Bottom
                       Restaurants Inc            58.53     10.00       53.85      53.85      95.12       6.50      6.50     5.13
-----------------------------------------------------------------------------------------------------------------------------------
09 Feb 99  08 Jul 99   Coffee People Inc
                       (Second Cup Ltd)           31.67      2.92      145.47      94.33      60.83       1.19      1.50     1.81
-----------------------------------------------------------------------------------------------------------------------------------
29 Jan 99  09 Aug 99   Rally's Hamburgers Inc     35.82      1.06        2.50     (10.99)     87.91       1.03      1.19     0.56
-----------------------------------------------------------------------------------------------------------------------------------
11 Dec 98  16 Feb 99   Logans Roadhouse Inc      178.26     24.00       13.95      10.35      33.80      21.06     21.75    17.94
-----------------------------------------------------------------------------------------------------------------------------------
03 Dec 98  05 Apr 99   Back Bay Restaurants
                       Group Inc                  38.93     10.25       12.33      13.89      28.13       9.13      9.00     8.00
-----------------------------------------------------------------------------------------------------------------------------------
25 Nov 98  29 Sep 99   Sbarro Inc                386.43     28.85        8.36      10.43       7.85      26.63     26.13    26.75
-----------------------------------------------------------------------------------------------------------------------------------
18 Sep 98  25 Jan 99   Spaghetti Warehouse, Inc.  54.32      8.00       39.13      32.01      14.29       5.75      6.06     7.00
-----------------------------------------------------------------------------------------------------------------------------------
04 Jun 98  20 Jul 98   Pollo Tropical Inc         94.58     11.00       10.00       7.32      18.12      10.00     10.25     9.31
-----------------------------------------------------------------------------------------------------------------------------------
23 Apr 98  31 Jul 98   Morrison Restaurants Inc   46.25      5.00       45.46      73.91      81.82       3.44      2.88     2.75
-----------------------------------------------------------------------------------------------------------------------------------
03 Apr 98  21 Jul 98   Bertucci's Inc             96.51     10.50       35.48      35.48      35.48       7.75      7.75     7.75
-----------------------------------------------------------------------------------------------------------------------------------
12 Dec 97  10 Sep 98   Timber Lodge
                       Steakhouse                 30.35      8.38       74.13      74.13      81.19       4.81      4.81     4.63
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 97  03 Feb 98   Sagebrush Inc              39.39      6.59       15.87      13.38      21.20       5.69      5.81     5.44
-----------------------------------------------------------------------------------------------------------------------------------
26 Sep 97  28 Apr 98   Skyline Chili Inc          22.93      6.75        0.00       1.89       5.88       6.75      6.63     6.38
-----------------------------------------------------------------------------------------------------------------------------------
23 Sep 97  22 Jan 98   El Chico Restaurants Inc   49.25     12.75       21.43      17.24      25.93      10.50     10.88    10.13
-----------------------------------------------------------------------------------------------------------------------------------
05 Sep 97  03 Apr 98   DavCo Restaurants Inc     133.55     20.00       49.53      49.53      53.85      13.38     13.38    13.00
-----------------------------------------------------------------------------------------------------------------------------------
04 Aug 97  23 Dec 97   Perkins Family
                       Restaurant LP              76.28     14.00       28.74      26.55      31.77      10.88     11.06    10.63
-----------------------------------------------------------------------------------------------------------------------------------

                                                  ---------------------------------------------------
                                                   25th Percentile      13.54      12.64      20.43
                                                  ---------------------------------------------------